Exhibit 10.2

EXECUTION VERSION
CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
FIFTH AMENDMENT

THIS FIFTH AMENDMENT (this “Amendment”) is made as of April 8, 2022 by and among KKR Capital Markets Holdings L.P., a Delaware limited partnership (“KCMH”), KKR Corporate Lending LLC, a Delaware limited liability company (“KCL U.S.”), KKR Corporate Lending (CA) LLC, a Delaware limited liability company (“KCL C.A.”), KKR Corporate Lending (TN) LLC, a Delaware limited liability company (“KCL T.N.”), and KKR Corporate Lending (UK) LLC, a Delaware limited liability company (“KCL U.K.”; and together with KCMH, KCL U.S., KCL C.A. and KCL U.K., collectively, the “Borrowers” and individually each a “Borrower”), each of the Guarantors party to the Guarantee and Security Agreement described in the Existing Credit Agreement (as defined below), the Lender party to the Existing Credit Agreement, and Mizuho Bank, Ltd., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Existing Credit Agreement as modified by this Amendment.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lender and the Administrative Agent are parties to that certain Third Amended and Restated 5-Year Revolving Credit Agreement dated March 20, 2020 (as amended by the First Amendment, dated as of November 3, 2020, the Second Amendment, dated as of April 9, 2021, the Third Amendment, dated as of January 7, 2022, and the Fourth Amendment, dated as of February 4, 2022, the “Existing Credit Agreement”, and as amended pursuant to this Amendment hereinafter referred to as the “Credit Agreement”);

WHEREAS, the Borrowers have requested that the Lenders party hereto agree to amend the Existing Credit Agreement in certain respects as hereinafter set forth;

WHEREAS, Section 9.01(a) of the Existing Credit Agreement provides that the Existing Credit Agreement may be amended by the Borrowers and the Majority Lenders, subject to the consent of each Lender directly affected thereby to amend terms that may affect the interest rate on Loans under the Credit Agreement;

WHEREAS, the Lender party hereto and listed on its signature page hereof has agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I.
Amendments to the Existing Credit Agreement. Effective as of the Amendment Effective Date (as defined below) the Existing Credit Agreement is hereby amended to: (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Annex A hereto (the “Amended Credit Agreement”), (ii) amend and restate Annex A to the Existing Credit Agreement in its entirety in the form attached as Annex B hereto and (iii) amend and restate Exhibit C to the Existing Credit Agreement in its entirety in the form attached as Annex C hereto.

II.	Conditions of Effectiveness. This Amendment shall become effective on the date that each of the following conditions is met or waived (the “Amendment Effective Date”):

(a)        Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment executed by each Borrower, each Guarantor, the Lender and the Administrative Agent.

(b)       Representations and Warranties. As of the Amendment Effective Date, immediately before and after giving effect to this Amendment, the representations and warranties of each Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on and as of the Amendment Effective Date or on such earlier date, as the case may be.

(c)          No Default or Event of Default.  As of the Amendment Effective Date, immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d)          Resolutions.  The Administrative Agent shall have received resolutions or other authorizing documentation of each Obligor and the General Partner evidencing the taking of all necessary action authorizing and approving the execution, delivery and performance by each Borrower of the Fifth Amendment and any other documents to be delivered hereunder by each Borrower.

(e)        Fees and Expenses. KCMH shall have paid all fees and expenses (including fees, charges and disbursements of counsel invoiced prior to the Amendment Effective Date) required to be paid on or prior to the Amendment Effective Date to the Administrative Agent in connection with this Amendment.

III.	Representations and Warranties

(a)          To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to the Lender and the Administrative Agent, as of the Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes, and the Existing Credit Agreement, as amended hereby on the Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against the Borrowers and in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           Immediately before and after giving effect to this Amendment, the representations and warranties of each Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent (i) such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date) or (ii) such representations and warranties are qualified as to “materiality,” “Material Adverse Effect” or similar language (in which case such representation and warranties are true and correct in all respects as of the Amendment Effective Date or as of such earlier date, as the case may be).

(c)          Immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing on the Amendment Effective Date.

IV.	Effect of Amendment.

(a)          Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lender or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. In addition, and in furtherance of the foregoing, the Guarantors expressly acknowledge and agree to the terms of this Amendment, and the terms of the Guarantee and Security Agreement continue to apply with full force and effect to any amounts outstanding under or in connection with the Commitment as well as other amounts incurred pursuant to the terms of the Existing Credit Agreement.  Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Existing Credit Agreement specifically referred to herein.

(b)          On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Existing Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

V.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.  The provisions of Sections 9.07 and 9.11 of the Existing Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

VI.
Counterparts and Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.  The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in this Amendment and any document executed in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

VII.	Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

VIII.
Successors and Assigns. The consent of any Lender to this Amendment shall be binding upon such Lender’s successors, assigns and participants permitted by the Existing Credit Agreement. Further, the provisions of this Amendment shall be binding and inure to the benefit of, such Lender’s successors, assigns and participants permitted by the Existing Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties thereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

KKR CAPITAL MARKETS HOLDINGS L.P.,
as a Borrower

By:	KKR CAPITAL MARKETS HOLDINGS
GP LLC, its general partner

By:	/s/ Adam Smith
	Name:	Adam Smith
	Title:	Chief Executive Officer

KKR CORPORATE LENDING LLC,
as a Borrower and as a Guarantor

By:	/s/ Adam Smith
	Name:	Adam Smith
	Title:	Chief Executive Officer

KKR CORPORATE LENDING (CA) LLC,
as a Borrower and as a Guarantor

By:	/s/ Adam Smith
	Name:	Adam Smith
	Title:	Chief Executive Officer

KKR CORPORATE LENDING (TN) LLC,
as a Borrower and as a Guarantor

By:	/s/ Adam Smith
	Name:	Adam Smith
	Title:	Chief Executive Officer

KKR CORPORATE LENDING (UK) LLC,
as a Borrower and as a Guarantor

By:	/s/ Adam Smith
	Name:	Adam Smith
	Title:	Chief Executive Officer

[Signature Page to Fifth Amendment]

MIZUHO BANK, LTD.,
as Administrative Agent and as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to Fifth Amendment]

As amended by the First Amendment, dated as of November 3, 2020
And as amended by the Second Amendment, dated as of April 9, 2021
And as amended by the Third Amendment, dated as of January 7, 2022
And as amended by the Fourth Amendment, dated as of February 4, 2022
And as amended by the Fifth Amendment, dated as of April 8, 2022

$750,000,000

THIRD AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

Dated as of March 20, 2020

Among

KKR CAPITAL MARKETS HOLDINGS L.P.,
KKR CORPORATE LENDING LLC,
KKR CORPORATE LENDING (CA) LLC,
KKR CORPORATE LENDING (TN) LLC
and
KKR CORPORATE LENDING (UK) LLC
as Borrowers,

THE LENDERS PARTY HERETO

and

MIZUHO BANK, LTD.,
as Administrative Agent

MIZUHO BANK, LTD.,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Section	Page

ARTICLE I

DEFINITIONS	~~1~~2
SECTION 1.01. Defined Terms	~~1~~2
SECTION 1.02. Terms Generally	~~33~~39
SECTION 1.03. Accounting Terms; GAAP; Calculation of Debt to Equity Ratio	~~33~~40
SECTION 1.04. Divisions	~~33~~40
SECTION 1.05. Interest Rates	~~34~~40

ARTICLE II

THE COMMITMENTS	~~34~~41
SECTION 2.01. The Loans.	~~34~~41
SECTION 2.02. Letter of Credit Facility.	~~36~~44
SECTION 2.03. Fees.	~~41~~48
SECTION 2.04. Changes of Commitments.	~~42~~49
SECTION 2.05. Concerning Joint and Several Liability of the Borrowers.	~~42~~50
SECTION 2.06. Contribution.	~~45~~52

ARTICLE III

PAYMENTS	~~46~~53
SECTION 3.01. Repayment	~~46~~53
SECTION 3.02. Interest.	~~46~~53
SECTION 3.03. ~~Eurocurrency~~ [Reserve~~s~~d	~~47~~]54
SECTION 3.04. Interest Rate Determinations.	~~47~~55
SECTION 3.05. Voluntary Conversion or Continuation of Loans.	~~50~~59
SECTION 3.06. Prepayments of Loans.	~~51~~60
SECTION 3.07. Payments; Computations; Etc.	~~52~~60
SECTION 3.08. Sharing of Payments, Etc.	~~54~~63
SECTION 3.09. Increased Costs.	~~54~~63
SECTION 3.10. Illegality	~~56~~65
SECTION 3.11. Taxes.	~~56~~65
SECTION 3.12. Break Funding Payments	~~58~~68
SECTION 3.13. Mitigation Obligations; Replacement of Lenders.	~~59~~69
SECTION 3.14. Defaulting Lenders	~~60~~70

ARTICLE IV

CONDITIONS PRECEDENT	~~62~~72

i

SECTION 4.01. Closing Conditions	~~62~~72
SECTION 4.02. Conditions Precedent to Each Borrowing and Issuance	~~63~~73

ARTICLE V

REPRESENTATIONS AND WARRANTIES	~~64~~74
SECTION 5.01. Representations and Warranties	~~64~~74

ARTICLE VI

COVENANTS	~~67~~77
SECTION 6.01. Affirmative Covenants	~~67~~77
SECTION 6.02. Negative Covenants	~~73~~83
SECTION 6.03. Financial Covenant	~~78~~88

ARTICLE VII

EVENTS OF DEFAULT	~~79~~88
SECTION 7.01. Events of Default	~~79~~88
SECTION 7.02. Investors’ Right to Cure.	~~81~~91

ARTICLE VIII

THE ADMINISTRATIVE AGENT	~~81~~91
SECTION 8.01. Appointment and Authority	~~81~~91
SECTION 8.02. Rights as a Lender	~~82~~92
SECTION 8.03. Exculpatory Provisions.	~~82~~92
SECTION 8.04. Reliance by Administrative Agent	~~83~~93
SECTION 8.05. Delegation of Duties	~~83~~93
SECTION 8.06. Resignation of Administrative Agent	~~84~~93
SECTION 8.07. Non-Reliance on Administrative Agent and Other Lenders	~~84~~94
SECTION 8.08. No Other Duties; Etc.	~~85~~94
SECTION 8.09. Intercreditor Agreement Governs	~~85~~94
SECTION 8.10. Collateral Matters; Credit Bidding.	~~85~~95

ARTICLE IX

MISCELLANEOUS	~~86~~96
SECTION 9.01. Amendments, Etc.	~~86~~96
SECTION 9.02. Notices, KCMH as Administrative Borrower, Etc.	~~87~~97
SECTION 9.03. No Waiver; Remedies; Setoff.	~~90~~100
SECTION 9.04. Expenses; Indemnity; Damage Waiver.	~~90~~100
SECTION 9.05. Binding Effect, Successors and Assigns	~~92~~102
SECTION 9.06. Assignments and Participations.	~~92~~102
SECTION 9.07. GOVERNING LAW; JURISDICTION; ETC.	~~95~~105
SECTION 9.08. Severability	~~96~~106
SECTION 9.09. Counterparts; Effectiveness; Execution.	~~96~~106

SECTION 9.10. Survival	~~97~~106
SECTION 9.11. Waiver of Jury Trial	~~97~~106
SECTION 9.12. Confidentiality	~~97~~107
SECTION 9.13. No Fiduciary Relationship	~~98~~107
SECTION 9.14. Headings	~~98~~108
SECTION 9.15. USA PATRIOT Act	~~98~~108
SECTION 9.16. Judgment Currency	~~99~~108
SECTION 9.17. European Monetary Union	~~99~~109
SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~101~~111
SECTION 9.19. Existing Letters of Credit and Existing Loans	~~101~~111

ANNEXES

Annex A	Pricing Grid
Annex B	Concentration Limits
~~Annex C~~	~~Terms Applicable to Impacted Currency~~

SCHEDULES

Schedule I	Lenders and Commitments
Schedule II	Subsidiaries
Schedule III	Existing Letters of Credit

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Third Amended and Restated Guarantee and Security Agreement
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Assignment and Assumption
Exhibit E-1	Form of Tax Statement for Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit E-2	Form of Tax Statement for Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit E-3	Form of Tax Statement for Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes
Exhibit E-4	Form of Tax Statement for Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes
Exhibit F	Form of Additional Borrower Joinder Agreement

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of March 20, 2020 (as further amended or otherwise modified from time to time, this “Agreement”) among KKR CAPITAL MARKETS HOLDINGS L.P., a Delaware limited partnership (“KCMH”), KKR CORPORATE LENDING LLC, a Delaware limited liability company (“KCL U.S.”), KKR CORPORATE LENDING (CA) LLC, a Delaware limited liability company (“KCL C.A.”), KKR CORPORATE LENDING (TN) LLC, a Delaware limited liability company (“KCL T.N.”) and KKR CORPORATE LENDING (UK) LLC, a Delaware limited liability company (“KCL U.K.”; KCMH, KCL U.S., KCL C.A., KCL T.N. and KCL U.K. and any Additional Borrower are collectively referred to herein as the “Borrowers” and individually sometimes as a “Borrower”), each of the Lenders (as defined below), and MIZUHO BANK, LTD., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, KCMH, the Existing Lenders (as defined below) and the Administrative Agent are parties to the Existing Credit Agreement (as defined below); and

WHEREAS, the Borrowers have requested, and the Lenders have consented to, the amendment and restatement of the Existing Credit Agreement upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, effective as of the Closing Date, the Existing Credit Agreement is hereby amended and restated in its entirety, and the parties hereto hereby agree, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings:

“364-Day Credit Agreement” means that certain 364-Day Revolving Credit Agreement dated ~~June 27~~April 8, ~~2019~~2022, among KCMH, KCL U.S., KCL C.A., KCL T.N., KCL U.K., MHCB as administrative agent and the lenders party thereto, as from time to time amended, modified, supplemented, refinanced or replaced.

“ABR” means a fluctuating interest rate per annum which shall at any time be the higher of:

~~(a)         the rate of interest established by the Administrative Agent as its “prime rate” in effect at its principal office in New York, New York; and~~

(~~b~~a)       1/2 of 1.00% per annum above the Federal Funds Rate~~.~~; and

~~The “prime rate” is a rate established by MHCB based upon various factors including MHCB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below~~

~~such announced rate.  Any change in such rate established by MHCB shall take effect at the opening of business on the day specified by MHCB of such change.~~

(b)         Term SOFR for a one-month tenor in effect on such day plus 1.00%.

Any change in the ABR due to a change in the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Federal Funds Rate or Term SOFR, respectively.

“ABR Loan” means, at any time, a Loan which bears interest at rates based upon the ABR.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Additional Borrower” shall mean any Person who shall from time to time after the Closing Date become a party hereto as a “Borrower” hereunder upon the satisfaction of the conditions set forth in Section 6.01(i)(ii).

“Additional Borrower Joinder Agreement” shall mean the joinder agreement substantially in the form of Exhibit F.

“Administrative Agent” has the meaning specified in the introduction hereto.

“Administrative Agent’s Account” means, with respect to any Currency, the account of the Administrative Agent for such Currency most recently designated by it as such by notice to KCMH and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with such specified Person.

“Aggregate Borrowing Availability” means, at any time, the Aggregate Facility Amount at such time minus the Total Credit Exposure at such time.

“Aggregate Facility Amount” means, at any time, the aggregate amount of the Commitments then in effect.  The initial Aggregate Facility Amount is $750,000,000.

“Allocable Amount” has the meaning specified in Section 2.06(b).

“Alternate Currency” means the Euro, ~~British Pounds~~ Sterling and any other currency acceptable to the Lenders that is freely convertible into Dollars and available to be borrowed in the interbank market in London or the Principal Financial Center for such currency, so long as no central bank or other governmental authorization in the country of issue of such currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit the use of such currency by any Lender for making any Loan hereunder and/or permit a Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Alternate Currency Equivalent” means, on any date, with respect to any amount denominated in a given currency, the amount of Alternate Currency that would be required to purchase such amount of such given currency at or about 11:00 a.m., Local Time, on such date, for delivery two Business Days later, as determined by the Administrative Agent on the basis of the spot selling rate for the offering of such given currency for Alternate Currency in the Principal Financial Center for the applicable given currency, all determinations thereof by the Administrative Agent to be conclusive and binding on the parties in the absence of manifest error.

“Applicable Lending Office” means, with respect to any Lender, the office of such Lender~~’s Domestic~~ specified as its “Lending Office ~~in the case of an ABR Loan and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Loan.~~” in the Administrative Questionnaire of such Lender or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to KCMH and the Administrative Agent. It is understood and agreed that unless otherwise hereafter notified, the Applicable Lending Office for MHCB and its Affiliates shall be its New York branch.

“Applicable Margin” has the meaning specified in Annex A.

~~“Applicable SOFR Adjustment” means the percentage set forth below for the corresponding Interest Period that is then in effect with respect to each Eurocurrency Loan denominated in Dollars outstanding immediately prior to the Benchmark Replacement Date applicable to USD LIBOR:~~

~~Interest Period~~	~~Percentage~~
~~1-month~~	~~0.11448%~~
~~3-month~~	~~0.26161%~~
~~6-month~~	~~0.42826%~~
~~12-month~~	~~0.71513%~~

~~“Applicable SONIA Adjustment” means the percentage set forth below for the corresponding Interest Period that is then in effect with respect to each Eurocurrency Loan denominated in British Pound Sterling outstanding immediately prior to the Benchmark Replacement Date applicable to GBP LIBOR:~~

~~Interest Period~~	~~Percentage~~
~~1-month~~	~~0.0326%~~

~~3-month~~	~~0.1193%~~
~~6-month~~	~~0.2766%~~
~~12-month~~	~~0.4644%~~

~~“Available Tenor” means, as of any date of determination and with respect to the relevant then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of this Section titled “Benchmark Replacement Setting.”~~

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section  9.06(b)) and accepted by the Administrative Agent, substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the relevant then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.04(c).

“Availability Period” means the period from the Closing Date until the earlier of (a) the Commitment Termination Date and (b) the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, ~~each~~with respect to any Term Benchmark Loan or RFR Loan in any Specified Currency, the applicable Relevant ~~LIBOR~~Rate for such Specified Currency; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event (solely with respect to Eurocurrency Loans denominated in Dollars) or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to a then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause (a) or (b) of the~~ Section ~~titled “Benchmark Replacement Setting.”~~3.04(c).

“Benchmark Replacement” means~~, for any Available Tenor~~ with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~; provided that, in the case of any Loan denominated in an Alternate Currency, other than British Pounds Sterling, “Benchmark Replacement” shall mean the alternative set forth in (3) below~~:

~~(1)         (A)           in the case of any Eurocurrency Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Applicable SOFR Adjustment;~~

~~(B)          in the case of any Eurocurrency Loan denominated in British Pounds Sterling, the sum of (a) Daily Simple SONIA and (b) the related Applicable SONIA Adjustment; or~~

(~~2)          (A~~1)           in the case of any ~~Eurocurrency~~ Loan denominated in Dollars, the ~~sum of: (a)~~applicable Daily Simple ~~SO~~RFR ~~and (b) the related Applicable SOFR Adjustment~~;

~~(B)          [Reserved]; or~~

(~~3~~2)          the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, if applicable, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for syndicated credit facilities denominated in the applicable ~~Alternate~~Specified Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of the immediately preceding clause (b), such adjustment shall not be in the form of an increase of the Applicable Margin.

~~provided that, in the case of clause (1)(A), Term SOFR is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion;~~ provided further ~~that, notwithstanding~~

~~anything to the contrary in this Agreement or in any other Loan Document, solely with respect to Eurocurrency Loans denominated in Dollars, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Applicable SOFR Adjustment, as set forth in clause (1)(A) of this definition (subject to the first proviso above). If a~~   If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2) ~~or (3)~~ above would be less than the Floor ~~applicable to such~~, the Benchmark ~~Replacement, such Benchmark~~ Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor, if applicable, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars or the applicable Alternate Currency, as applicable; provided that such adjustment shall not be in the form of an increase of the Applicable Margin.

“Benchmark Replacement Conforming Changes” means, with respect to the use, administration or implementation of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such ~~Benchmark Replacement~~rate and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice applicable to such ~~Benchmark Replacement~~rate (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~such Benchmark Replacement~~any such rate exists, in such other manner of administration as the

Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to a then-current Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of  (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component there~~in~~of~~;~~) continues to be provided on such date.

~~(3) solely with respect to Eurocurrency Loans denominated in Dollars, in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to clause (b) of this Section titled “Benchmark Replacement Setting”; or~~

~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to a Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the relevant Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the relevant “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) or with respect to any relevant Benchmark upon the occurrence of the applicable event or events set forth therein solely to the extent such event applies with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator ~~(in the case of any Relevant LIBOR, ICE Benchmark Administration)~~ of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor ~~(in the case of any Relevant LIBOR, the U.K. Financial Conduct Authority)~~ for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor ~~(in the case of any Relevant LIBOR, the U.K. Financial Conduct Authority)~~ for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” (a) will be deemed to have occurred with respect to ~~a~~any Benchmark ~~if~~solely to the extent that a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof) ~~and (b) with respect to each Relevant LIBOR, has occurred as a result of the March 5th Announcements~~.

“Benchmark Unavailability Period”, with respect to each applicable then-current Benchmark, means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~this~~ Section ~~titled “Benchmark Replacement Setting”~~3.04(c) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~this~~ Section ~~titled “Benchmark Replacement Setting.”~~3.04(c).

“Borrowers” and “Borrower” have the respective meanings specified in the heading hereof.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by the Lenders to a Borrower pursuant to Section 2.01.

“Borrowing Category” means a Category I Borrowing, a Category II Borrowing, a Category III Borrowing, a Category IV Borrowing or a Category V Borrowing.

“Broker-Dealer Subsidiary” means each of KCM U.K., KCM U.S., KCM Asia, KCM Japan, KCM Ireland and any other direct or indirect broker-dealer Subsidiary of KCMH.

“Business Day” means (a) a day on which commercial banks are not authorized by law or required to close in New York City, (b) if such day relates to a ~~Eurocurrency Loan denominated in Dollars, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market, (c) if such day relates to a~~ Borrowing of, or a payment or prepayment of principal of or interest on or an Interest Period for a ~~Eurocurrency~~Term Benchmark Loan denominated in an Alternate Currency (other than Euros or Sterling), or a notice with respect thereto, that is also a day on which commercial banks and foreign exchange markets settle payments in the Principal Financial Center for such ~~C~~currency~~, and (d~~, (c) if such day relates to a Borrowing of, or a payment or prepayment of principal of or interest on or an Interest Period for, a ~~Eurocurrency~~Term Benchmark Loan denominated in Euros, or a notice with respect thereto, that is also a Target Operating Day (as defined in Section 9.17)~~.~~, (d) if such day relates to a Borrowing of, or a payment or prepayment of principal of or interest on, any SONIA Rate Loan, or a notice with respect thereto, a London Banking Day, (e) if such day relates to a Borrowing of, or a payment or prepayment of principal of or interest on or an Interest Period for a RFR Loan, or a notice with respect thereto, that is also a RFR Business Day and (f) if such day relates to a Borrowing of, or a payment or prepayment of principal of or interest on or an Interest Period for a Term Benchmark Loan, or a notice with respect thereto, that is also a U.S. Government Securities Business Day.

“Cash Equivalents” means:

(a)          securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;

(b)          securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c)          commercial paper issued by any Lender or any bank holding company owning any Lender;

(d)          commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e)          ~~domestic and LIBOR~~ certificates of deposit or bankers’ acceptances, having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service), maturing no more than one year after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $200,000,000 in the case of domestic banks and $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks;

(f)          repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g)          marketable short-term money market and similar funds having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h)          shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i)          in the case of any non-U.S. organized Subsidiary or investment made in a country outside the United States, other customarily utilized high-quality investment in the country where such non-U.S. organized Subsidiary is located or in which such investment is made and of a type analogous to the foregoing.

“Category I Borrowing” means a Borrowing made or a Letter of Credit issued for general corporate purposes or to finance the working capital needs of KCMH or any Subsidiary of KCMH, including financing the regulatory capital requirements of any Broker-Dealer Subsidiary.

“Category II Borrowing” means a Borrowing made or a Letter of Credit issued to finance obligations of KCMH or any Subsidiary of KCMH relating to any Senior Debt Transaction.

“Category III Borrowing” means a Borrowing made or a Letter of Credit issued to finance obligations of KCMH or any Subsidiary of KCMH relating to a Subordinated Debt Transaction.

“Category IV Borrowing” means a Borrowing made or a Letter of Credit issued to finance obligations of KCMH or any Subsidiary of KCMH relating to an Equity Bridge Transaction.

“Category V Borrowing” means a Borrowing made to finance KCMH’s, or any Subsidiary of KCMH’s, facilitation of a debt capital markets “fronting” arrangement pursuant to which KCMH or such Subsidiary is acting as the initial purchaser or lender of a debt instrument that has been reserved by KCMH or such Subsidiary for purchase by another Person from whom an order has been received and such arrangement involves terms that are customary in the market for “fronting” transactions (and such Borrowing, for the avoidance of doubt, shall not be deemed to be outstanding under any other Borrowing Category unless such Borrowing remains outstanding for 45 days after the date on which such Borrowing was initially made, at which time the outstanding amount of such Borrowing shall be converted to, and deemed to be outstanding under, the Borrowing Category that otherwise would have applied based upon the type of transaction being financed); provided that only the portion of a Borrowing constituting such “fronting” arrangement may be deemed a Category V Borrowing, with the portion not constituting such “fronting” arrangement being allocated to such other applicable Borrowing Category.  On or prior to the making of a Borrowing any portion of which constitutes a Category V Borrowing, the applicable Borrower shall deliver the certificate required pursuant to Section 4.02(e), which shall specify the “fronting” portion of such Borrowing and the applicable Borrowing Category for any portion that is not a “fronting” portion.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (e) any other Alternate Currency determined after the Closing Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternate Currency determined after the Closing Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Specified Currency for a maturity of one month.

“Change in Law” means the occurrence, after the date of this Agreement, of the adoption of any law, rule, regulation or treaty, or of any change in applicable law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority having jurisdiction or the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, as amended (including as such law forms a part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, including without limitation, by the European Union (Withdrawal Agreement) Act 2020)), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; provided further, that any increased costs associated with a Change in Law based on the foregoing clauses (a) and/or (b) may only be imposed to the extent the relevant Lender or Issuing Lender, as applicable, imposes the same charges generally on other similarly situated borrowers under comparable credit facilities.

“Change of Control” means, and shall be deemed to have occurred if, (a) KKR and/or its Affiliates shall at any time not own, directly or indirectly, beneficially and of record, (i) more than 50% of the voting power of the outstanding Voting Shares of

KCMH and (ii) at least 25% of the outstanding Equity Interests of KCMH; (b) KCMH shall at any time not own, directly or indirectly, beneficially and of record, more than 50% of the voting power of the outstanding Voting Shares of KCM U.S., KCM U.K. or KCM Asia; or (c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of KCMH cease to be composed of individuals who are employees, partners, members, directors or officers of KKR or its Affiliates.

“Closing Date” means March 20, 2020.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning specified in the Guarantee and Security Agreement.

“Commitment” means, as to each Lender, the commitment of such Lender to make Loans to the Borrowers under Section 2.01(a)(i) and purchase participations in L/C Exposure in an aggregate amount at any one time outstanding up to the amount set forth opposite such Lender’s name on Schedule I or, if such Lender has entered into an Assignment and Assumption, set forth for such Lender in the Register, as such amount may be reduced pursuant to Section 2.04(b).

“Commitment Percentage” means, with respect to any Lender, at any time, the percentage of the Aggregate Facility Amount represented by such Lender’s Commitment; provided, that if the Commitments have terminated or expired, the Commitment Percentages shall equal the percentage of aggregate outstanding Loans and L/C Exposure held by such Lender and if there is no outstanding Loans and L/C Exposure, the Commitment Percentage shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Commitment Termination Date” means the date five years after the Closing Date, provided that if such date is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.

“Concentration Limits” has the meaning specified in Annex B.

“Continuation”, “Continue” and “Continued” refer to a continuation of ~~Eurocurrency~~Term Benchmark Loans from one Interest Period to the next Interest Period pursuant to Section  3.05(b).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” refer to a conversion of Loans of one Type into Loans of the other Type pursuant to Section 3.04 or Section 3.05, except that no Conversion may be made into Daily Simple RFR Loans denominated in Dollars until after the occurrence of a Benchmark Replacement pursuant to clause (1) of the definition thereof in accordance with Section 3.04(c).

~~“Cure Right” has the meaning specified in Section 7.02.~~

~~“Currencies” means, collectively, Dollars and the Alternate Currencies.~~

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans;~~ provided~~, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may, in consultation with the Borrower, establish another convention in its reasonable discretion, which shall be consistent with the then prevailing market conventions.~~

“Cure Right” has the meaning specified in Section 7.02.

“Currencies” means, collectively, Dollars and the Alternate Currencies.

“Daily Simple ~~SONIA~~RFR” means, for any day~~, SONIA,~~   (an “RFR ~~i~~Interest Day”), a rate per annum equal to ~~SONIA for the day that is five Business Days prior to (a) if such day is a Business Day, such day or (b) if such day is not a Business Day, the Business Day immediately preceding such day; provided that if such rate as determined above is less than zero, such rate shall be deemed to be zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrowers.~~, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a)          Dollars, the greater of (i) SOFR for the day (such day, a “Dollar RFR Determination Day”) that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any Dollar RFR Determination Day, SOFR in respect of such Dollar RFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Dollars has not occurred, then SOFR for such Dollar RFR Determination Day will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Interest Days, and (ii) the Floor; and

(b)          Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Interest Days and (ii) the Floor.

“Debt to Equity Ratio” means, as of any date of determination, the ratio of Total Debt to Total Equity.

“Default” means any event or condition that constitutes an Event of Default or that, with notice or lapse of time or both, would become an Event of Default.

“Defaulting Lender” means, subject to Section 3.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the requesting Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified KCMH, the Administrative Agent or the Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or KCMH, to confirm in writing to the Administrative Agent and KCMH that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and KCMH), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization or similar law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.14(b)) upon delivery of written notice of such determination to KCMH, the Issuing Lender and each Lender.

“Designated Entity” means at any time, any corporation, partnership, limited liability company or other entity formed or acquired after the Closing Date that is not a Borrower and of which at least a majority but less than 100% of the Voting Shares are at the time directly or indirectly owned or controlled by KCMH or one or more Subsidiaries of KCMH, which has been designated in a written notice from KCMH to the Administrative Agent as a Designated Entity; provided that at the time of such designation (a) no Default or Event of Default would result from such designation and (b) after giving pro forma effect to such designation the Debt to Equity Ratio is less than or equal to [**] to 1.00.  KCMH may, by written notice to the Administrative Agent, de-designate any Designated Entity and thereafter such entity shall not longer constitute a Designated Entity, but only if (a) no Default or Event of Default would result from such de-designation and (b) after giving pro forma effect to such de-designation the Debt to Equity Ratio is less than or equal to [**] to 1.00; provided further that notwithstanding the foregoing, KKR-MM Vector GP LLC, KKR-MM Vector L.P., Merchant Capital Solutions LLC, MCS Corporate Lending LLC, MCS Capital Markets LLC, [**], [**], any entity formed for the purpose of acting in an administrative or other agency roles in respect of financings (with written notice thereof provided by KCMH to the Administrative Agent) and any of their respective direct or indirect subsidiaries, now existing or hereafter formed, shall each be deemed a Designated Entity (unless otherwise de-designated by KCMH in accordance with this definition).

“Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests other than Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

the option of the holder thereof (other than solely for Equity Interests other than Disqualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d) above, prior to the date that is ninety‑one days after the Commitment Termination Date.

“Dollar Equivalent” means, on any date, with respect to any amount denominated in an Alternate Currency, the amount of Dollars that would be required to purchase such amount of such Alternate Currency at or about 11:00 a.m., Local Time, on such date, for delivery two Business Days later, as determined by the Administrative Agent on the basis of the spot selling rate for the offering of such Alternate Currency for Dollars in the Principal Financial Center for the applicable Alternate Currency, all determinations thereof by the Administrative Agent to be conclusive and binding on the parties in the absence of manifest error.

“Dollar RFR Determination Day” has the meaning specified in the definition of “Daily Simple RFR”.

“Dollars” and “$” refers to lawful money of the United States.

~~“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in the Administrative Questionnaire of such Lender or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to KCMH and the Administrative Agent.~~

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

~~“Early Opt-in Election” means,~~

~~(a)          if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as the then current benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders; and~~

~~(b) if the then-current Benchmark is not USD LIBOR in the case of Eurocurrency Loans denominated in an Alternate Currency, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that syndicated credit facilities denominated in the relevant Alternate Currency being executed at such time, or that include language similar to that contained in this Section titled “Benchmark Replacement Setting” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace such Benchmark for such Alternate Currency, and~~

~~(2) the joint election by the Administrative Agent and the Borrower that an Early Opt-in Election has occurred and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent and the Issuing Lender and, unless an Event of Default of the kind referred to in Section 7.01(a), 7.01(b), 7.01(g) or 7.01(h) has occurred and is continuing, by KCMH (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, assignments to any private equity fund, credit fund, hedge fund or other similar investment vehicle shall require the consent of KCMH in its sole discretion.

“Equity Bridge Transaction” means an equity underwriting or commitment of KCMH or any Subsidiary of KCMH.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company (including any securities convertible or exchangeable for such stock or interests), beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than those events for which the 30‑day notice period is waived pursuant to Department of Labor Reg. Section 4043 as in effect on the date hereof); (b) the failure of any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Euro” has the meaning specified in Section 9.17.~~

~~“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.~~

~~“Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” in the Administrative Questionnaire of such Lender or in the Assignment and Assumption pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to~~ KCMH ~~and the Administrative Agent. It is understood and agreed that unless otherwise hereafter~~

~~notified, the Eurocurrency Lending Office for MHCB and its Affiliates shall be its New York branch.~~

~~“Eurocurrency Loan” means, at any time, a Loan which bears interest at rates based upon the Eurocurrency Rate.~~

“~~Eurocurrency~~EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period ~~for each Eurocurrency Loan denominated in a particular Currency comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum for deposits in such Currency having a maturity closest to such Interest Period which appears on the relevant Screen Page as of 11:00 a.m., London time, on the day two Business~~, the EURIBOR Screen Rate, two TARGET Days prior to the ~~first day~~commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period.

“Euro” has the meaning specified in Section 9.17.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means, with respect to any recipient of any payment made to ~~be made by~~ or ~~on~~for such recipient’s account ~~of~~, arising from any obligation of the Borrowers hereunder to the Administrative Agent and each Lender, Taxes (a) imposed on or measured by its overall net income (however denominated), franchise Taxes and branch profit Taxes, in each case, imposed by a jurisdiction (or any political subdivision thereof) as a result of a ~~present or former~~ connection between such recipient and the jurisdiction (or political subdivision thereof) imposing such tax (other than any such ~~connection arising solely as a result of~~Taxes that would not have been imposed but for such recipient’s ~~having~~ execut~~ed~~ion, deliver~~ed~~y or performance~~d~~ of its obligations under, or its recei~~ved~~pt ~~a~~of one or more payments pursuant to, this Agreement), (b) that are attributable to such recipient’s failure to comply with the requirements of paragraph (e) or (f) of Section 3.11, (c) that are withholding taxes imposed on amounts payable to such recipient pursuant to a law in effect on the date on which (i) such recipient acquires an applicable interest in a Loan or Commitment or (ii) such recipient changes its lending office, except in each case to the extent that such recipient’s assignor (if any) or such recipient was entitled, immediately before the time of assignment or immediately before it changed its lending office, to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 3.11(b) or immediately before it changed its lending office and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Second Amended and Restated 5-Year Revolving Credit Agreement dated March 30, 2016 among KCMH, KCL U.S., KCL C.A., KCL T.N., KCL U.K., MHCB as administrative agent and the lenders party thereto, as amended from time to time prior to the date hereof.

“Existing Lenders” means the “Lenders” as defined in the Existing Credit Agreement.

“Existing Letter of Credit” means each letter of credit issued prior to the Closing Date and listed on Schedule III.

“Existing Loans” means any Loans (as defined in the Existing Credit Agreement) outstanding on the Closing Date under the Existing Credit Agreement immediately before the closing of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the ~~Internal Revenue~~ Code and any law, regulation, rule, promulgation, or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Finance Lease Obligation” shall mean, as applied to any Person, an obligation that is required to be accounted for as a finance or capital lease (and not an operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a finance or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Finance Subsidiary” means KCL U.K., KCL U.S., KCL C.A., KCL T.N., KCL Cayman, KKR Nitro and any other direct or indirect Subsidiary of KCMH formed for the purpose of  providing financing in KCMH’s financing business.

“Finance Subsidiary Debt” means Indebtedness under any warehouse credit facility or other similar line of credit entered into for the purpose of funding Indebtedness originated or extended by any Finance Subsidiary.

“Financial Officer” means the chief financial officer, principal financial officer, treasurer, controller or a director of a Borrower.

“Financing Transaction” means any Equity Bridge Transaction, Senior Debt Transaction or Subordinated Debt Transaction.

“Financing Transaction Borrowing” means any Category II Borrowing, Category III Borrowing or Category IV Borrowing.

“FINRA”  means the Financial Industry Regulatory Authority, or any other Self Regulatory Organization that succeeds to the functions thereof.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Dollars or any Alternate Currency.  For the avoidance of doubt the initial Floor for each of Term SOFR, EURIBOR Rate, each Daily Simple RFR and the Central Bank Rate shall be 0.0%.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“General Partner” means KKR Capital Markets Holdings GP LLC, a Delaware limited liability company.

“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.

~~“GBP LIBOR” means the London interbank offered rate for British Pounds Sterling.~~

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or to advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made (or, if such Guarantee is limited by its terms to a lesser amount, such lesser amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee and Security Agreement” means the Third Amended and Restated Guaranty and Security Agreement, dated as of the date hereof, among the Obligors and the Administrative Agent in substantially the form of Exhibit B, as from time to time amended, modified or supplemented.

“Guarantors” means, at any time, collectively, those Subsidiaries of KCMH that are parties to the Guarantee and Security Agreement.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement or other derivative transaction.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all direct obligations arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (e) the principal component of all Finance Lease Obligations, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements, (g) without duplication, all Guarantees by such Person of Indebtedness of others and (h) all obligations of such Person in respect of Disqualified Equity Interests, provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue and (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. The amount of Indebtedness of any Person for purposes of clause (d)

shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Intercreditor Agreement” means that certain First Lien Intercreditor Agreement dated ~~March 20~~April 8, ~~2020~~2022, among the Administrative Agent, the administrative agent in respect of the 364-Day Credit Agreement, the other parties thereto from time to time and acknowledged by the Obligors, as from time to time amended, modified, supplemented or replaced.

“Interest Period” means, for any ~~Eurocurrency~~Term Benchmark Loan, the period beginning on the date such ~~Eurocurrency~~Term Benchmark Loan is made, or Continued or Converted from an ABR Loan, and ending on the last day of the period selected by the Borrower pursuant to the provisions below, and thereafter each subsequent period commencing on the last day of the immediately preceding Interest Period therefor and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one~~, two~~ month, or if agreed by the Administrative Agent, three or six months (or if available to all relevant Lenders, ~~nine or~~ twelve months), as the Borrower may select by notice to the Administrative Agent no later than 11:00 a.m. (New York time) on the third Business Day (or, with respect to such ~~nine‑ or~~ twelve~~‑~~ month periods, fourth Business Day) prior to the first day of such Interest Period.

Notwithstanding the foregoing:

(w)         if any Interest Period would otherwise commence before and end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date,

(x)          each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day, unless such next succeeding Business Day would fall in the succeeding month, in which case such Interest Period shall end on the next preceding Business Day,

(y)          each Interest Period that commences on the last day of a month (or on any day for which there is no numerically corresponding day in the appropriate subsequent month) shall end on the last Business Day of the appropriate subsequent calendar month, and

(z)          Interest Periods commencing on the same day for ~~Eurocurrency~~Term Benchmark Loans comprising part of the same Borrowing shall be of the same duration.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

“Issuing Lender” means MHCB, and/or any other Lender from time to time designated as an Issuing Lender in a writing signed by such Lender, KCMH and the Administrative Agent (MHCB and such other Lender being collectively referred to herein as the “Issuing Lender” unless the context otherwise requires).

“KCL Cayman” means KKR Corporate Lending (Cayman) Ltd., a Cayman limited liability company, and includes any successor thereto in accordance with this Agreement.

“KCL C.A.” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCL T.N.” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCL U.K.” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCL U.S.” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCMH” has the meaning specified in the heading hereof, and includes any successor thereto in accordance with this Agreement.

“KCM Asia” means KKR Capital Markets Asia Limited, a Hong Kong limited liability company, and includes any successor thereto in accordance with this Agreement.

“KCM Group Entity” means KCMH and any entity in which KCMH, directly or indirectly, owns an Equity Interest.

“KCM Ireland” means KKR Capital Markets (Ireland) Limited, an Ireland limited liability company, and includes any successor thereto in accordance with this Agreement.

“KCM Japan” means KKR Capital Markets Japan Holdings LLC, a Delaware limited liability company, and includes any successor thereto in accordance with this Agreement.

“KCM U.S.” means KKR Capital Markets LLC, a Delaware limited liability company, and includes any successor thereto in accordance with this Agreement.

“KCM U.K.” means KKR Capital Markets Limited, a United Kingdom limited liability company, and includes any successor thereto in accordance with this Agreement.

“KKR” means Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership and includes any successor thereto in accordance with this Agreement.

“KKR Nitro” means KKR Nitro Holdings Limited, a Cayman limited liability company, and includes any successor thereto in accordance with this Agreement.

“L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit and (b) the aggregate amount of unreimbursed L/C Payments under all outstanding Letters of Credit (or, if applicable with respect to clauses (a) and (b), the Dollar Equivalent thereof).

“L/C Payment” means a payment by an Issuing Lender of a draft or demand drawn under a Letter of Credit.

“L/C Reimbursement Obligation” means the obligation of a Borrower to reimburse an Issuing Lender for an L/C Payment pursuant to Section 2.02(d)(ii).

“L/C Related Documents” has the meaning specified in Section 2.02(c)(i).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, whether or not having the force of law.

“Lead Arranger” means MHCB, in its capacity as sole lead arranger and sole bookrunner.

“Lender” means each bank or other financial institution listed on the signature pages hereof and each Person that shall become a party hereto pursuant to 9.06.

“Letter of Credit” has the meaning specified in Section 2.02(a)(i) and shall include each Existing Letter of Credit.

“Letter of Credit Facility Amount” means the lesser of (a) $750,000,000 and (b) the Aggregate Facility Amount.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01(a)(i).

“Loan Documents” means, collectively, this Agreement, the Notes, the Guarantee and Security Agreement and the Intercreditor Agreement.

“Local Time” means (a) with respect to any Loan denominated or any payment to be made in Dollars, New York time, and (b) with respect to any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan denominated or any payment to be made in an Alternate Currency, the local time in the Principal Financial Center for such Alternate Currency.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

“Majority Lenders” means, at any time, (a) Lenders holding more than 50% of the Commitments, or (b) if the Commitments have terminated or expired, Lenders having collectively more than 50% of the sum of (i) aggregate amount of the unpaid principal amount of the Loans and (ii) L/C Exposure (computed at any time, in the case of Loans and L/C Exposure denominated in an Alternate Currency, as the Dollar Equivalent thereof as determined by the Administrative Agent); provided that the unused Commitment of, and the portion of the Total Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

~~“March 5th Announcements” means the announcement by the U.K. Financial Conduct Authority (“FCA”), the regulatory supervisor of ICE Benchmark Administration Limited (“IBA”), and the IBA, in each case on March 5, 2021, regarding the future cessation and loss of representativeness of each tenor setting of the London Interbank Offered Rates.~~

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, properties or operations of KCMH and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its material obligations under any Loan Document or (c) the material rights and remedies of, or benefits available, to the Administrative Agent or the Lenders under any Loan Document.

~~“Material Domestic Subsidiary” means any Domestic Subsidiary that is a Material Subsidiary.~~

“Material Foreign Subsidiary” means any Foreign Subsidiary (inclusive of its Subsidiaries) that, as of the last day of the fiscal quarter of KCMH most recently ended for which financial statements have been delivered pursuant to Section 6.01(a)(i) or (ii), (a) generated over 25% of consolidated revenues of KCMH and its Subsidiaries for the period of two years ended at the end of such fiscal quarter or (b) to which more than

$[**] of the Aggregate Facility Amount has been funded as of such date and has been funded for the period of six months immediately preceding such date.

“Material Indebtedness” means Indebtedness of the type described in clause (a) of the definition thereof issued or incurred under any agreement or instrument in an aggregate outstanding principal amount of $[**] or more.

“Material Subsidiary” means any Subsidiary that constitutes a “significant subsidiary” as defined under Regulation S-X promulgated by the SEC, as in effect from time to time; provided that each of KCM U.S. and KCM U.K. shall be a Material Subsidiary.

“MHCB” means Mizuho Bank, Ltd. or any successor thereto.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-U.S. Lender” has the meaning specified in Section 3.11(e).

“Note” has the meaning specified in Section 2.01(e).

“Notice of Borrowing” has the meaning specified in Section 2.01(b)(ii).

“Notice of Issuance” has the meaning specified in Section 2.02(c)(i).

“Obligations” means (a) all obligations of the Borrowers under the Loan Documents to pay the principal of and interest on the Loans and the L/C Reimbursement Obligations and all fees, premiums, costs, expenses, indemnification payments and other amounts or obligations whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Secured Creditors arising under, out of, or in connection with the Loan Documents and all obligations of the Borrowers to any Lender (or any Affiliate thereof) under any Hedging Agreement and (b) in the case of each of the foregoing, including all interest thereon and expenses related thereto, including any interest or expenses accruing or arising after the commencement of any case with respect to any Obligor under the United States Bankruptcy Code or any other bankruptcy or insolvency law (whether or not such interest or expenses are allowed or allowable as a claim in whole or in part in such case).

“Obligors” means, collectively, the Borrowers and the Guarantors.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

otherwise with respect to, any Loan Document, except any such taxes imposed with respect to an assignment.

“Participant” has the meaning specified in Section 9.06(d).

“Participant Register” has the meaning specified in Section 9.06(d).

“Patriot Act” has the meaning specified in Section 9.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.

“Permitted Liens” means:

(a)Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP, or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;

(b)Liens in respect of property or assets of KCMH or any of its Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c)Liens arising from judgments or decrees in circumstances not constituting an Event of Default under 7.01(j);

(d)Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(e)ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(f)easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of KCMH and its Subsidiaries, taken as a whole;

(g)any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(h)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of KCMH and its Subsidiaries, taken as a whole;

(j)Liens arising from precautionary UCC financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

(k)Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts, brokerage accounts or commodities accounts of KCMH and its Subsidiaries held at such banks or financial institutions, including any accounts maintained with any clearing or settlement bank or other financial institution; and

(l)any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of KCMH and its Subsidiaries, taken as a whole.

“Permitted Subordinated Debt” shall mean senior subordinated notes, or other senior subordinated Indebtedness, issued by a Borrower or any Guarantor, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to a date 91 days after Commitment Termination Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) provide for customary subordination to the obligations of the Obligors under the Loan Documents, (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to KCMH and its Subsidiaries than those herein; provided that a certificate of a Financial Officer of KCMH is delivered to the Administrative Agent at least seven Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that KCMH has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies KCMH within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of KCMH (other than a Guarantor) is an obligor and (d) after giving pro forma effect to the issuance thereof, KCMH shall be in compliance with the financial covenant set forth in Section 6.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is

(or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Equity” has the meaning specified in the Guarantee and Security Agreement.

“Principal Financial Center” means, for any Currency, the principal financial center in the country of issue of such Currency, as reasonably determined by the Administrative Agent.

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~USD LIBOR, 11:00 a.m. (London~~Term SOFR, 5:00 a.m. (New York time) on the day that is two ~~London banking~~Business ~~d~~Days preceding the date of such setting, ~~and~~ (2) if such Benchmark is ~~not USD LIBOR~~EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is Daily Simple RFR, then four Business Days prior to such setting, or (4) if such Benchmark is none of Term SOFR, the EURIBOR Rate or Daily Simple RFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 9.06(c).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as from time to time amended, modified or supplemented.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to ~~USD LIBOR~~a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, (ii) with respect to a Benchmark Replacement in respect of ~~Eurocurrency~~RFR Loans denominated in ~~British Pounds~~ Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, or (iii) with respect to a Benchmark Replacement in respect of Loans denominated in an Alternate Currency (other than ~~British Pounds~~ Sterling), (a) the central bank for such Alternate Currency in which such Benchmark is denominated or any central bank or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), (b) any working group or committee officially endorsed or convened by (1) the central bank for such Alternate Currency in which such Benchmark is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark or (B) the administrator of such

Benchmark, (3) a group of those central banks or other supervisors, (4) the Financial Stability Board or any part thereof, (c) an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), (d) a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or (e) a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component).

“Relevant ~~LIBOR~~Rate” means (~~a~~i) with respect to any ~~Eurocurrency Loan~~Term Benchmark Borrowing denominated in Dollars, ~~USD LIBOR~~ Term SOFR, (~~b~~ii) with respect to any ~~Eurocurrency Loan~~Term Benchmark Borrowing denominated in ~~British Pounds Sterling, Daily Simple SONIA and (c)~~Euros, the EURIBOR Rate or (iii) with respect to any ~~Eurocurrency Loan~~Borrowing denominated in ~~an Alternate Currency other than British Pounds Sterling, the London Interbank Offered Rate, if any, for such Alternate Currency.~~Sterling (or, subject to Section 3.04(c) Dollars), the applicable Daily Simple RFR, as applicable.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent Person thereof).

“RFR” means, for any RFR Loan denominated in (a) Dollars, SOFR, and (b) Sterling, SONIA.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple RFR.

“Rule 15c3-1” means Rule 15c3-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act (17 CFR 240, 15c3-1), as from time to time amended, modified or supplemented, or such other rule or regulation of the SEC which replaces Rule 15c3-1.

“S&P” means Standard & Poor’s Rating Services or any successor thereto.

~~“Screen Page” means the Reuters Page LIBOR01 or LIBOR02 or such other Reuters screen page displaying interbank offered rates for the applicable Currency (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.  If at least two relevant rates appear on said page with respect to an Interest Period, the Eurocurrency Rate for that Interest Period will be based upon the arithmetic mean of such rates.~~

 “Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable, as applicable.

“Secured Creditors” means, collectively, the Lenders (including each Issuing Lender) and the Administrative Agent, any other holder from time to time of any of the Obligations and, in each case, their respective successors and assigns.

“Senior Debt Transaction” means a senior debt underwriting or commitment of KCMH or any Subsidiary of KCMH.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to the principal functions thereof.

“Self Regulatory Organization” has the meaning assigned to such term in Section 3(a)(26) of the Exchange Act.

“SIPA” means the Securities Investor Protection Act of 1970, as from time to time amended, modified or supplemented.

“SIPC” means the Securities Investor Protection Corporation established pursuant to SIPA or any other corporation succeeding to the principal functions thereof.

“SOFR” means~~, with respect to any Business Day,~~  a rate per annum equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” and “Solvency” mean, with respect to any Person, that as of the Closing Date, (a) (i) the sum of such Person’s debts (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Rate” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, which are bearing interest at a rate determined by reference to the Daily Simple RFR for Loans denominated in Sterling.

“Sterling” means the lawful currency of the United Kingdom.

“Sterling RFR Determination Day” has the meaning specified in the definition of “Daily Simple RFR”.

“Subordinated Debt Transaction” means a subordinated debt underwriting or commitment of KCMH or any Subsidiary of KCMH.

“Subordinated Indebtedness” means any Permitted Subordinated Debt or any other Indebtedness the terms of which provide for customary subordination in right of payment to the obligations of a Borrower or any of its Subsidiaries, as applicable, under this Agreement and the other Loan Documents.

“Subsidiary” means, at any time, any corporation, partnership, limited liability company or other entity of which at least a majority of the Voting Shares are at the time directly or indirectly owned or controlled by KCMH or one or more Subsidiaries of KCMH; provided that no Designated Entity shall be a Subsidiary.

“Support Payment” has the meaning specified in Section 2.06(a).

“Taxes” means all present and future taxes, duties, levies, imposts, deductions, charges or withholdings or similar charges, with respect to any amount payable on or in respect of any Loan Document, Loans, Notes or Letters of Credit, and all interest, penalties and similar amounts with respect thereto, now or thereafter imposed, assessed, levied or collected by any jurisdiction from which any amount payable under the Loan Documents is paid, or any political subdivision or taxing authority thereof or therein, or any organization or federation of which any of the foregoing may be a member or associated.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Term SOFR (other than pursuant to clause (c) of the definition of “ABR”) or the EURIBOR Rate.

“Term SOFR” means,

(a)          for any calculation with respect to a Term Benchmark Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Day; and

(b)          for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

provided, further, that if Term SOFR determined as provided above (including pursuant to the provision under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor,

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable Reference Time,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means, in the case of Eurocurrency Loans denominated in Dollars, the occurrence of both (i) the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with the Section titled “Benchmark Replacement Setting” that is not Term SOFR, and (ii) a prior written consent by the Borrower to the delivery of a Term SOFR Notice by the Administrative Agent.~~

“Total Credit Exposure” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Loans (being the Dollar Equivalent thereof in the case of ~~Eurocurrency~~ Loans denominated in an Alternate Currency) plus (b) the aggregate outstanding L/C Exposure.

“Total Debt” means, at any date, (a) all Indebtedness of the types described in clause (a), clause (c) (but, in the case of clause (c), only to the extent of any unreimbursed drawings under any letter of credit) and clause (e) of the definition thereof actually owing by KCMH and/or its Subsidiaries on such date to the extent appearing on the consolidated balance sheet of KCMH determined in accordance with GAAP (provided that the amount of any Finance Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b) the aggregate cash and Cash Equivalents included on the consolidated balance sheet of KCMH as at such date to the extent the use thereof for application to the payment of Indebtedness is not prohibited by law or any contract to which KCMH or any Subsidiary is a party; provided that for the purposes of this definition, Indebtedness shall not include (i) any Finance Subsidiary Debt (unless such Indebtedness is incurred by a Finance Subsidiary that is also a Borrower under this Agreement), (ii) any liabilities includable solely based on the application of ASC 810 or ASC 860 and (iii) any Indebtedness of any Designated Entity.

“Total Equity” means, as of any date of determination, (a) KCMH’s consolidated partners’ capital (or stockholders’ equity, as the case may be) measured on a GAAP basis, minus (b) the sum of (i) any declared but unpaid distribution or dividend to KCMH’s general or limited partners (or any other equity holders) and (ii) any loans or advances made to KCMH’s general or limited partners (or any other equity holders); provided that Total Equity shall not include KCMH’s partners’ capital (or stockholders’ equity, as the case may be) attributable to any Designated Entity and,  in the event all or a substantial portion of the equity in a Finance Subsidiary is pledged to a third party, such Finance Subsidiary.

“Type” refers to whether a Loan is an ABR Loan ~~or a Eurocurrency~~, a Term Benchmark Loan or a RFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

~~“USD LIBOR” means the London interbank offered rate for Dollars.~~

 “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Shares” means, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors, or other individuals performing similar functions, of such Person under ordinary circumstances.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”.  The words “include”, “includes” and “including” shall be deemed in each case to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed in each case as referring to such agreement, instrument or other document as from time to time amended, modified or supplemented, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed in each case to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import shall be construed in each case to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  For the avoidance of doubt, references in Articles VIII and IX to the Lenders shall include in each case the Issuing Lender, unless the context otherwise requires.  For the purposes of Section 2.05 only, the term “Borrower” or “Borrowers” shall exclude any Broker-Dealer Subsidiary.

SECTION 1.03.  Accounting Terms; GAAP; Calculation of Debt to Equity Ratio.

(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)Calculation of the Debt to Equity Ratio shall be based on relevant information in the financial statements and asset schedules delivered pursuant to Sections 6.01(a)(i), (ii) and (vi) giving pro forma effect to such information where appropriate; provided that the amount of Total Debt shall be the amount outstanding as of the date of determination after giving effect to the incurrence of any Indebtedness on such date of determination.

SECTION 1.04.  Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.05.  Interest Rates.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to ~~Relevant LIBOR~~ABR, Term SOFR Reference Rate, Term SOFR, EURIBOR ~~or the Screen Page~~Rate, Daily Simple RFR or any Benchmark or with respect to any alternative ~~or~~, successor ~~rate thereto,~~ or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate (including any Benchmark Replacement) implemented pursuant to Section

3.04~~(c), whether~~  upon the occurrence of a Benchmark Transition Event, ~~Term SOFR Transition Event or an Early Opt-in Election,~~and (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes pursuant to Section 3.04(c~~)(iii~~), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of ABR, ~~Relevant LIBOR~~Term SOFR Reference Rate, Term SOFR, EURIBOR ~~or the Eurocurrency~~ Rate, Daily Simple RFR or any Benchmark or have the same volume or liquidity as did ~~Relevant LIBOR~~ABR, Term SOFR Reference Rate, Term SOFR, EURIBOR ~~or the Eurocurrency~~ Rate, Daily Simple RFR or any Benchmark prior to ~~the~~its discontinuance or unavailability ~~of Relevant LIBOR or EURIBOR, and (iii) the implementation of any Conforming Changes pursuant to Section 2(e)(ii) of Annex C hereto, including without limitation, whether the composition or characteristics of any such~~.  In addition, the discontinuation of ABR, Term SOFR Reference Rate, Term SOFR, EURIBOR Rate, Daily Simple RFR or any Benchmark and any alternative, successor or replacement reference rate ~~will be similar to, or produce the same value or economic equivalence of, EURIBOR or have the same volume or liquidity as did EURIBOR prior to the discontinuance or unavailability of EURIBOR.~~may result in a mismatch between the reference rate referenced in this Agreement and your other financial instruments, including potentially those that are intended as hedges.  The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of ABR, Term SOFR Reference Rate, Term SOFR, EURIBOR Rate, Daily Simple RFR or any Benchmark or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, with all determinations of such ABR, Term SOFR Reference Rate, Term SOFR, EURIBOR Rate, Daily Simple RFR or any Benchmark or such alternative, successor or replacement rate by the Administrative Agent to be conclusive, absent manifest error.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, Term SOFR Reference Rate, Term SOFR, EURIBOR Rate, Daily Simple RFR or any Benchmark or any such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE COMMITMENTS

SECTION 2.01.  The Loans.

(a)(1)     Each Lender severally agrees, on and subject to the terms and conditions of this Agreement, to make loans to the Borrowers under this Section 2.01(a)(i) (each, a “Loan”) from time to time on any Business Day during the Availability Period, in an aggregate principal amount at any one time outstanding up to but not exceeding the Commitment of such Lender and, as to all Lenders and all Borrowers, in an aggregate principal amount at any one time outstanding up to but not exceeding the Aggregate Borrowing Availability (or the Alternate Currency Equivalent thereof).

(i)ABR Loans shall be denominated in Dollars, ~~and Eurocurrency~~Term Benchmark Loans may be denominated in Dollars or ~~one or more Alternate Currencies~~Euros, and RFR Loans shall be denominated in Sterling (or subject to a Benchmark Replacement, Dollars).

(ii)Anything in this Agreement to the contrary notwithstanding, (A) the Total Credit Exposure shall not at any time exceed the then Aggregate Facility Amount and (B) the obligation of the Lenders to make Loans is subject to the Concentration Limits.

(iii)Within such limits, the Borrowers may from time to time borrow under this Section 2.01, prepay Loans in whole or in part pursuant to Section 3.06(a) and reborrow under this Section 2.01.

(iv)The Borrowers shall be co-borrowers with respect to each Borrowing, and shall be jointly and severally liable for all obligations and liabilities with respect thereto in accordance with Sections 2.05 and 2.06.

(b)Borrowing Procedure.  (2)  Each Borrowing shall be in a minimum amount of $5,000,000 in the case of a Borrowing of ~~Eurocurrency~~Term Benchmark Loans and RFR Loans, or $1,000,000, in the case of a Borrowing of ABR Loans, or in each case an integral multiple of $1,000,000 in excess thereof (or, in the case of a Borrowing denominated in an Alternate Currency, the Alternate Currency Equivalent thereof, rounded to the nearest 1,000 units of such Alternate Currency), and shall be made on notice by the requesting Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) on the third Business Day (or, with respect to Interest Periods other than one, ~~two,~~ three or six months, fourth Business Day) prior to the date of such Borrowing in the case of a Borrowing consisting of ~~Eurocurrency~~Term Benchmark Loans or RFR Loans or not later than 11:00 a.m. (New York time) on the date of such Borrowing in the case of a Borrowing consisting of ABR Loans, and the Administrative Agent shall give each Lender prompt notice thereof.

(i)Each such notice of a Borrowing (a “Notice of Borrowing”) shall be irrevocable and binding on the Borrowers and shall be in substantially the form of Exhibit C, specifying therein the requested (1) date of such Borrowing (which shall be a Business Day), (2) Type of Loans comprising such Borrowing, (3) the applicable Borrowing Category (or as applicable Borrowing Categories), (4) aggregate amount of such Borrowing, stated in Dollars, and the Currency thereof and (5) in the case of a Borrowing of ~~Eurocurrency~~Term Benchmark Loans, initial Interest Period for such Loans.

(ii)Each Lender shall, before 1:00 p.m. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing.

(iii)After the Administrative Agent’s receipt of such funds, and subject to the satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the requesting Borrower by promptly crediting the amounts so received, in like funds, to such account of such Borrower as the Administrative Agent and such Borrower may agree.

(iv)If the requesting Borrower fails to specify a Type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as ABR Loans.  If the requesting Borrower fails to provide a timely notice of Conversion or Continuation with respect to a Borrowing of ~~Eurocurrency~~Term Benchmark Loans, then such Borrower shall be deemed to have requested a Continuation with respect thereto with an Interest Period of one month.  If the requesting Borrower requests a Borrowing of, Conversion to, or Continuation of ~~Eurocurrency~~Term Benchmark Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  If the requesting Borrower requests a Borrowing of, Conversion to, or Continuation of ~~Eurocurrency~~Term Benchmark Loans in any such Notice of Borrowing, but fails to specify the Currency thereof, it will be deemed to have specified such Loans in Dollars.

(v)After giving effect to all Borrowings, all Conversions and all Continuations, there shall not be more than 15 Interest Periods in effect.

For the avoidance of doubt, in no event shall any Borrower be permitted to request a Daily Simple RFR Loan denominated in Dollars until after the occurrence of a Benchmark Replacement pursuant to clause (1) of the definition thereof in accordance with Section 3.04(c).

(c)Types of Loans.  Each Borrowing and each Conversion or Continuation thereof shall consist of Loans of the same Type (and, if such Loans are ~~Eurocurrency~~Term Benchmark Loans, having the same Interest Period) made, Continued or Converted on the same day by the Lenders ratably according to their Commitment Percentages.

(d)Accounts.  (3)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(i)The Administrative Agent shall maintain accounts in which it shall record (x) the amount of each Loan, the Type thereof, the Borrowing Category applicable thereto and the Interest Period applicable thereto, (y) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (z) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(ii)The entries made in the accounts maintained pursuant to this clause (d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the

Borrowers to repay the Loans made to any Borrower or make payments for other obligations (including L/C Reimbursement Obligations) in accordance with the terms of this Agreement.

(e)Notes.  Any Lender may, through the Administrative Agent, request that the Loans to be made by it be evidenced by a promissory note of the Borrowers.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a joint and several promissory note payable to such Lender (or its registered assigns), substantially in the form of Exhibit A (each, a “Note”), in the amount of the Commitment of such Lender, dated the Closing Date and otherwise appropriately completed.

(f)To the extent that prior to the Closing Date, Existing Loans were made to the Borrower under the Existing Credit Agreement which remain outstanding as of the Closing Date, subject to the terms and conditions set forth in this Agreement, the parties hereto agree that on the Closing Date, the Existing Loans shall be re-evidenced as Loans under this Agreement and the terms of the Existing Loans shall be evidenced by this Agreement.

SECTION 2.02.  Letter of Credit Facility.

(a)Letters of Credit.  (4)  Each Issuing Lender agrees, on and subject to the terms and conditions of this Agreement, to issue one or more letters of credit (each, a “Letter of Credit”) for the account of a Borrower from time to time on any Business Day during the period from the Closing Date until the date ten Business Days before the Commitment Termination Date, provided, that the total L/C Exposure with respect to Letters of Credit may not at any time exceed the Letter of Credit Facility Amount.

(i)Letters of Credit may be denominated in Dollars or any Alternate Currency, as requested in writing by the Borrower.

(ii)Anything in this Agreement to the contrary notwithstanding, the issuance of Letters of Credit shall be subject to the limitations set forth in Section 2.01(a)(iii) and to the Concentration Limits.

(iii)Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Letters of Credit shall be revolving, and accordingly a Borrower may, during the period referred to in clause (i) above, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(iv)The Borrowers shall be co-obligors with respect to each Letter of Credit, and shall be jointly and severally liable for all obligations and liabilities with respect thereto in accordance with Sections 2.05 and 2.06.

(b)Terms; Issuance.  (5)            Each Letter of Credit shall be in a form reasonably satisfactory to the relevant Issuing Lender and have a stated expiration date that is no later than the earlier of (x) one year after its date of issuance and (y) five Business Days prior to the Commitment Termination Date; provided that a Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond a date five Business Days prior to the Commitment Termination Date (except that one or more Letters of Credit may expire up to one year after the Commitment Termination Date if each such Letter of Credit has been cash collateralized or otherwise backstopped on terms reasonably satisfactory to the Borrowers, the relevant Issuing Lender and the Administrative Agent)).

(i)An Issuing Lender shall be under no obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or direct that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such Issuing Lender is not otherwise compensated hereunder), or (B) the issuance of such Letter of Credit would violate any laws binding upon such Issuing Lender.

(c)Issuance Procedure.  (6)  Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (New York time) on the third Business Day prior to the proposed issuance date of such Letter of Credit, by the requesting Borrower to the relevant Issuing Lender (or such shorter notice as shall be acceptable to such Issuing Lender), with a copy to the Administrative Agent, and the Administrative Agent shall give to each Lender prompt notice thereof by telecopier or email.  Each such notice from the requesting Borrower (a “Notice of Issuance”) shall be by telecopier or email, confirmed promptly by hard copy, specifying therein the Issuing Lender and the requested date of issuance (which shall be a Business Day) of such Letter of Credit, its face amount and expiration date and the name and address of the beneficiary thereof, and shall attach the proposed form thereof (or such other information as shall be necessary to prepare such Letter of Credit).  If requested by the applicable Issuing Lender, the requesting Borrower shall supply such application and agreement for letter of credit, in the form reasonably satisfactory to the relevant Issuing Lender, as the relevant Issuing Lender may require in connection with such requested Letter of Credit (“L/C Related Documents”) along with such other information reasonably related to the requested Letter of Credit.

(i)If the proposed Letter of Credit complies with the requirements of this Section 2.02, such Issuing Lender will, unless the Issuing Lender has received written notice from the Administrative Agent, that one or more of the applicable conditions set forth in Article IV shall not be satisfied, make such Letter of Credit available to the requesting Borrower as agreed with the requesting Borrower in connection with such issuance.  In the event and to the extent that the provisions of any L/C Related Documents shall conflict with this Agreement, the provisions of this Agreement shall govern.

(ii)Each Issuing Lender shall furnish (A) upon request of the Administrative Agent, copies of the Letters of Credit issued by it hereunder, and (B) to the Administrative Agent on the first Business Day of each fiscal quarter a written report setting forth the Letters of Credit issued in Alternate Currencies, solely for purposes of determining the Dollar Equivalent thereof.

(d)Reimbursement; Syndicate Participation.  (7)  Automatically upon the issuance of each Letter of Credit, each Lender shall be deemed to have automatically and unconditionally acquired a participation therein to the extent of such Lender’s Commitment Percentage on the terms provided in this clause (d) without any further action.

(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the relevant Issuing Lender shall notify the requesting Borrower and the Administrative Agent thereof.  Not later than 1:00 p.m. (New York time) on the second Business Day following any L/C Payment by an Issuing Lender (the “Honor Date”), the Borrowers jointly and severally agree to reimburse such Issuing Lender directly in an amount equal to the amount of such L/C Payment.

(ii)If the Borrowers fail to so reimburse such Issuing Lender by such date, or if any amounts reimbursed by any Borrower are required to be returned or disgorged for any reason, such Issuing Lender shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of the Honor Date, the unreimbursed amount of such L/C Payment (the “Unreimbursed Amount”), and the amount of such Lender’s pro rata share thereof.  In such event, such Borrower shall be irrevocably deemed to have requested a Borrowing of ABR Loans to be disbursed on the Honor Date in an aggregate Dollar Equivalent amount equal to the Unreimbursed Amount (without regard to the minimum and multiples specified in Section  2.01(b)); provided that, notwithstanding any other provision to the contrary in this Section 2.02, no such Borrowing of ABR Loans shall be permitted unless the Debt to Equity Ratio shall be less than or equal to [**] to 1.00 after giving pro forma effect to such Borrowing and the conditions specified in clauses (a) and (b) of Section 4.02 have been satisfied on or as of the date of such Borrowing.  Any notice given by an Issuing Lender or the Administrative Agent pursuant to this Section 2.02(d)(iii) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iii)Subject to the proviso in Section 2.02(d)(iii), each Lender (including any Lender acting as an Issuing Lender) unconditionally agrees upon any notice pursuant to Section 2.02(d)(iii) to make funds available to the Administrative Agent for the account of the relevant Issuing Lender at the Administrative Agent’s Account in an amount equal to its Commitment Percentage of the unpaid L/C Reimbursement Obligation not later than 1:00 p.m. (New York time) on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made an ABR Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the relevant Issuing Lender.

(iv)The Borrowers jointly and severally agree to pay interest on the unreimbursed amount of each L/C Reimbursement Obligation to the relevant Issuing Lender, for each day from the date of the relevant L/C Payment until such L/C

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Reimbursement Obligation is reimbursed or refinanced in full as herein provided, at the rate provided in Section 3.02(b)(ii).

(v)Subject to the proviso in Section 2.02(d)(iii), each Lender’s obligation to make the payments provided in clause (iv) above to reimburse an Issuing Lender for any L/C Payment shall be absolute and unconditional and shall not be affected by (A) any setoff or counterclaim which such Lender may have against an Issuing Lender, any Borrower or any other Person, (B) the occurrence or continuance of a Default or any reduction or termination of the Commitments or any of them, (C) any of the matters referred to in clause (e) below or (D) any other circumstance whatsoever.

(vi)If any Lender fails timely to make available to the Administrative Agent for the account of an Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02, such Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect (without duplication of amounts paid by any Borrower under clause (v) above).  A certificate of such Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vii) shall be conclusive absent manifest error.

(vii)At any time after an Issuing Lender has made an L/C Payment and has received funds from a Lender in respect of such payment in accordance with Section 2.02, if the Administrative Agent receives for the account of such Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will promptly distribute to such Lender its pro rata share thereof in the same funds as those received by the Administrative Agent.

(e)Borrowers Obligations Unconditional.  The joint and several obligation of the Borrowers to reimburse each Issuing Lender for each L/C Payment under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, any Loan Document or any other agreement or instrument relating thereto;

(ii)the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary of such Letter of Credit (or any Person for whom any such beneficiary may be acting), such Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto; or

(iii)any sight draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to obtain an L/C Payment under such Letter of Credit; or

(iv)any payment by such Issuing Lender under such Letter of Credit against presentation of a sight draft or certificate that does not strictly comply with the terms of such Letter of Credit or any payment made by such Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any bankruptcy, insolvency, reorganization or similar law.

(f)Issuing Lender Rights.  Each Lender and each Borrower agrees that, in making any L/C Payment under a Letter of Credit, the relevant Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificate and other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering the same.  None of the Issuing Lenders, the Administrative Agent, any of the respective Related Parties, nor any correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable, (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Related Document.  None of the Issuing Lenders, the Administrative Agent, any of the respective Related Parties, nor any correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in Section 2.02(e); provided that anything therein or elsewhere in this Agreement to the contrary notwithstanding, the Borrowers may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Borrowers, to the extent, but only to the extent, of any direct (as opposed to special, indirect, consequential or punitive) damages suffered by the Borrowers which were directly caused by such Issuing Lender’s bad faith, willful misconduct or gross negligence as determined by a final and nonappealable ruling of a court of competent jurisdiction.  In furtherance and not in limitation of the foregoing, each Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(g)Applicability of ISP98.  Unless otherwise expressly agreed by an Issuing Lender and the requesting Borrower when a Letter of Credit is issued, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

SECTION 2.03.  Fees.

(a)Agency Fee.  The Borrowers jointly and severally agree to pay to the Administrative Agent, for the Administrative Agent’s own account, an administrative agency fee at the times and in the amounts as agreed in writing by KCMH and the Administrative Agent.

(b)Facility Fee.  The Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of each Lender, a facility fee on the amount of the Commitment of such Lender for each day during the period from the date hereof until the Commitment Termination Date, at the rate calculated based on usage of the Aggregate Facility Amount in accordance with the fee schedule set forth on Annex A, payable quarterly in arrears on the entire Aggregate Facility Amount (irrespective of usage) on the last Business Day of March, June, September and December of each year, on the Commitment Termination Date and on the date of termination of the Commitments.

(c)Letter of Credit Fees.

(i)The Borrowers jointly and severally agree to pay to the Administrative Agent, for the pro rata account of the Lenders based on their respective Commitment Percentages, a commission on the average daily undrawn amount of each outstanding Letter of Credit at a rate equal to the Applicable Margin then in effect for ~~Eurocurrency~~ Loans (minus the amount of the fronting fee referred to below), payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date after the date hereof.

(ii)The Borrowers jointly and severally agree to pay to each Issuing Lender, for the sole account of such Issuing Lender, (x) a fronting fee with respect to each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Commitment Termination Date, in an amount equal to [**]% per annum of the average daily available amount of such Letter of Credit and (y) such customary fees and charges in connection with the issuance or administration of each Letter of Credit issued by such Issuing Lender as may be agreed in writing between KCMH and such Issuing Lender from time to time.  The Issuing Lender will notify the Borrowers of any and all such fees and charges payable under this Section.

(d)Other Fees.  The Borrower shall pay to the Administrative Agent and the Lead Arranger for their own respective accounts such other fees in the amounts and at the times as may be agreed in writing between KCMH and the Administrative Agent and/or the Lead Arranger.

SECTION 2.04.  Changes of Commitments.

(a)Commitment Termination Date.  The Commitment of each Lender shall be automatically reduced to zero on the Commitment Termination Date.

(b)Commitment Termination or Reduction.  KCMH shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the Commitments; provided, that (i) each partial reduction

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

shall be in a minimum aggregate amount of $5,000,000 and (ii) after giving effect to such termination or reduction, (A) the Total Credit Exposure does not exceed the Aggregate Facility Amount and (B) the L/C Exposure does not exceed the Letter of Credit Facility Amount.  Once terminated or reduced, the Commitments may not be reinstated.

SECTION 2.05.  Concerning Joint and Several Liability of the Borrowers.

(a)Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders and the Administrative Agent under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

(b)Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a primary obligor and co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.05), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c)If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then, in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d)The Obligations of each of the Borrowers under the provisions of this Section 2.05 constitute the full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or the other Loan Documents or any other circumstance whatsoever.

(e)Except as otherwise expressly provided herein, each Borrower  hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Agreement and any promissory note issued hereunder, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement or any of the other Loan Documents), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement and the other Loan Documents. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all surety ship defenses generally. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent and the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Administrative Agent and the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Each Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Administrative Agent or any Lender may have against any collateral security, guaranty or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing or guaranty supporting the Obligations, including, without limitation, the failure to protect or preserve any rights which any Administrative Agent or any Lender may have in such collateral security  or guaranty or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower. If for any reason any other Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any other Borrower by reason of such other Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent and the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.05, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.05, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.05 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.05 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any other Borrower, or any of the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of any Borrower or the Lenders. Each of the Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from the other Borrowers on a continuing basis all information desired by such Borrower concerning the financial condition of the other Borrowers and that each such Borrower will look to the other Borrowers and not to the Administrative Agent or any Lender in order for such Borrower to keep adequately informed of changes in the other Borrowers’ respective financial conditions.

(f)The provisions of this Section 2.05 are made for the benefit of the Lenders and the Administrative Agent and their respective permitted successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders, the Administrative Agent or such successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against the other Borrowers  or to exhaust any remedies available to it or them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.05 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied and all Commitments terminated. If at any time, any payment, or any part thereof made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.05 will forthwith be reinstated in effect, as though such payment had not been made.

(g)Each of the Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Administrative Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been indefeasibly paid in full in cash and all Commitments terminated. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Lenders or the Administrative Agent hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(h)Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations and the termination of the all Commitments. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, unless the Administrative Agent otherwise agrees, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Administrative Agent on account of the Obligations and shall be paid promptly after receipt to the Administrative Agent.

SECTION 2.06.  Contribution.

(a)To the extent that any Borrower shall make a payment under Section 2.05 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Support Payment”) that, taking into account all other Support Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Support Payment in the same portion that such Borrower’s Allocable Amount (as determined immediately prior to such Support Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Support Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Borrowers for the net amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Support Payment.

(b)As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under Section 2.06(a) without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)This Section 2.06 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.06 is intended or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.05. Nothing contained in this Section 2.06 shall limit the liability of any Borrower to pay the Loans or L/C Reimbursement Obligations made directly or indirectly to or for the benefit of that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)The parties hereto acknowledge that the rights of contribution and indemnification of any Borrower under this Section 2.06 shall constitute assets of such Borrower.

(e)The rights of an indemnifying Borrower against the other Borrowers under this Section 2.06 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of Commitments.

ARTICLE III

PAYMENTS

SECTION 3.01.  Repayment.  Each Borrower agrees to repay the full principal amount of each Loan by each Lender, and each such Loan shall mature, on the Commitment Termination Date.

SECTION 3.02.  Interest.

(a)Ordinary Interest.  The Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Loan, from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

(i)ABR Loans.  While such Loan is an ABR Loan, a rate per annum equal to the ABR in effect from time to time plus the Applicable Margin as in effect from time to time, interest under this clause (i) to be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date such ABR Loan shall be Converted and on the date of each payment of principal thereof.

(ii)~~Eurocurrency~~Term Benchmark Loans.  While such Loan is a ~~Eurocurrency~~Term Benchmark Loan (x) denominated in Dollars , a rate per annum for each such Interest Period for such Loan equal to ~~the Eurocurrency Rate~~Term SOFR for such Interest Period plus the Applicable Margin as in effect from time to time and (y) denominated in Euros, a rate per annum for each such Interest Period for such Loan equal to the EURIBOR Rate, and in each case, interest under this clause (ii) to be payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date three months after the first day of such Interest Period, and on each date on which such ~~Eurocurrency~~Term Benchmark Loan shall be Continued or Converted and on the date of each payment of principal thereof.

(iii)RFR Loans.  While such Loan is a RFR Loan, a rate per annum equal to the applicable Daily Simple RFR in effect from time to time plus the Applicable Margin as in effect from time to time, interest under this clause (iii) to be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date such RFR Loan shall be Converted and on the date of each payment of principal thereof.

(b)Default Interest.  Notwithstanding the foregoing, the Borrowers jointly and severally shall pay interest on:

(i)any principal of any Loan that is not paid when due (whether at scheduled maturity or otherwise), payable on demand and in any event on the date such amount shall be paid, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Loan pursuant to said Section 3.02(a)(i) or (a)(ii), as applicable; and

(ii)any interest, fee or other amount thereof (other than any principal) that is not paid when due, from the due date thereof until such amount shall be paid, payable on demand and in any event on the date such amount shall be paid in full, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum then required to be paid on ABR Loans.

SECTION 3.03.  ~~Eurocurrency~~ [Reservesd]~~.  The Borrowers jointly and severally shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each~~

~~Eurocurrency Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan,~~ provided KCMH ~~shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant interest payment date, such additional interest shall be due and payable 10 days from receipt of such notice.~~

.

SECTION 3.04.  Interest Rate Determinations.

(a)Notice of Interest Rates.  The Administrative Agent shall give prompt notice to KCMH and the Lenders of the applicable interest rates determined by the Administrative Agent.

(b)~~Eurocurrency Rate Inadequate.  If, with respect to any Eurocurrency Loan, (x)~~Inability to Determine Rates.  Subject to clause (c) of this Section 3.04, if, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x)(i) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining Term SOFR or the EURIBOR Rate (including because the Screen Rate is not available or published on a current basis for such Interest Period), for the applicable Specified Currency and such Interest Period or (ii) at any time, that adequate and reasonable means do not exist for ascertaining the ~~Eurocurrency Rate (including because the Screen Page is not available or published on a current basis), for such Interest Period~~applicable Daily Simple RFR for the applicable Specified Currency or (y) the Majority Lenders notify the Administrative Agent that ~~the Eurocurrency Rate for~~(i) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, Term SOFR or the EURIBOR Rate, as applicable, for such Loans will not fairly reflect the cost to such Majority Lenders of making, funding or maintaining their respective ~~Eurocurrency Loans for such Interest Period~~Term Benchmark Loans or (ii) at any time, the applicable Daily Simple RFR will not fairly reflect the cost to such Majority Lenders of making, funding or maintaining their respective RFR Loans, the Administrative Agent shall so notify KCMH and the Lenders, whereupon the Administrative Agent will promptly so notify the Borrower and each Lender and:

(i)any Notice of Borrowing requesting a Borrowing comprised of ~~Eurocurrency~~Term Benchmark or RFR Loans, as applicable, shall be ineffective;

(ii)each ~~Eurocurrency~~Term Benchmark Loan will automatically, on the last day of the then current Interest Period ~~therefor~~and each RFR Loan will automatically, on the last day of the then current calendar quarter, as applicable, be Converted into an ABR Loan; and

(iii)the obligation of the Lenders to make or Continue, or to Convert Loans into, ~~Eurocurrency~~Term Benchmark Loans or RFR Loans shall be suspended until the Administrative Agent shall notify KCMH and such Lenders that the circumstances causing such suspension no longer exist.

(c)Benchmark Replacement Setting.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this ~~Section titled “Benchmark Replacement Setting”~~3.04(c)), if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the relevant then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the ~~Required Lenders.~~Majority Lenders. If the Benchmark Replacement is Daily Simple RFR denominated in Dollars, all interest payments will be payable on a quarterly basis.

~~(ii)Notwithstanding anything to the contrary herein or in any other Loan Document, solely in the case of Eurocurrency Loans denominated in Dollars and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for Eurocurrency Loans denominated in Dollars, then the applicable Benchmark Replacement will replace such then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (ii) shall not be effective unless (x) the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice and (y) the Borrower has provided its prior written consent to the delivery of such Term SOFR Notice in accordance with clause (ii) of the definition of “Term SOFR Transition Event.”~~

(ii~~i~~)Benchmark Replacement Conforming Changes. In connection with the use, implementation or administration of Term SOFR or the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than as provided in the definition of Benchmark Replacement Conforming Changes).

(~~iv~~iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (u) any occurrence of a Benchmark Transition Event ~~(other than the March 5th Announcements), a Term SOFR Transition Event or an Early Opt-in Election, as applicable~~, (v) the occurrence of a Benchmark Replacement Date, (w) the implementation of any Benchmark Replacement, (x) the effectiveness of any Benchmark Replacement Conforming Changes, (y) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~v~~iv) below and (z) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Borrower or, if applicable, any Lender (or group of Lenders) pursuant to this Section ~~titled “Benchmark Replacement Setting,”~~3.04(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section ~~titled “Benchmark Replacement Setting.”~~3.04(c).

(~~v~~iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if a then-current Benchmark is a term rate (including the Term SOFR ~~or a Relevant LIBOR~~Reference Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark (1) is no longer representative or will no longer be representative as of a specified date or (2) will cease to be provided by the administrator permanently or indefinitely as of a specified date, then the Administrative Agent may modify the definition of “Interest Period” for any setting of such Benchmark at or after such time to remove such ~~affected~~unavailable, non-representative, non-compliant or non-aligned tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for such Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is no longer or will no longer be representative for such Benchmark (including a Benchmark Replacement) or will cease to be provided by the administrator, then the Administrative Agent may modify the definition of “Interest Period” for all settings of such Benchmark at or after such time to reinstate such previously removed tenor.

(~~vi~~v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of~~,~~ Term Benchmark Loans or RFR Loans, or

Conversion to or Continuation of ~~Eurocurrency~~Term Benchmark Loans to be made, Converted or Continued in the relevant then-current Benchmark ~~subject to such Benchmark Unavailability Period~~ during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have Converted ~~(1)~~ any request for a borrowing of ~~Eurocurrency~~Term Benchmark Loans denominated in Dollars into a request for a borrowing of or Conversion to an ABR ~~Loans~~Borrowing and (~~2~~y) any request for a borrowing of ~~Eurocurrency~~Term Benchmark Loans or RFR Loans denominated in an Alternate Currency shall be ineffective.  Furthermore, if any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan in any Specified Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a ~~Eurocurrency Loan, (i) if such Eurocurrency~~Relevant Rate applicable to such Term Benchmark or RFR Loan, then until such time as a Benchmark Replacement for such Specified Currency is implemented pursuant to this Section 3.04(c), (x) if such Loan is denominated in Dollars, then (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), ~~such Loan shall be prepaid by the Borrower on such day or Converted by the~~be converted by the Administrative Agent to, and shall constitute, an ABR Loan ~~on such day, (ii) if such Eurocurrency~~ and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan, (y) if such Loan is denominated in any Alternate Currency, then ~~such~~(A) any Term Benchmark Loan shall, on the last day of the Interest Period ~~or calendar quarter, as~~ applicable~~,~~  to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternate Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternate Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternate Currency shall, at the Borrower’s election prior to such day~~,~~: (~~A~~a) be prepaid by the Borrower on such day or ~~(B) be Converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an~~solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternate Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (B) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternate Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternate Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternate Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) ~~on such day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 12:00 noon, New York City time, the Administrative Agent is authorized to effect such Conversion of such Eurocurrency Loan into an ABR Loan), and, in the case of such subclause (B), upon any subsequent implementation of a Benchmark Replacement~~

~~in respect of such Alternate Currency pursuant to this Section titled “Benchmark Replacement Setting”, such ABR Loan shall then be Converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Alternate Currency (in an amount equal to the Alternate Currency Equivalent thereof) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Alternate Currency~~immediately or (B) be prepaid in on the last day of such calendar quarter.

(d)Certain Mandatory Conversions.

(i)Upon the occurrence and during the continuance of any Event of Default, (x) each ~~Eurocurrency~~Term Benchmark Loan will automatically, on the last day of the then current Interest Period, and each RFR Loan will automatically, on the last day of the then current calendar quarter, as applicable, therefor, be Converted into an ABR Loan and (y) the obligation of the Lenders to make or Continue, or to Convert Loans into, ~~Eurocurrency~~Term Benchmark Loans or RFR Loans shall be suspended.

(ii)If this Agreement shall require that any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan be Converted to an ABR Loan and such ~~Eurocurrency~~Term Benchmark Loan or RFR Loan is denominated in an Alternate Currency, the Borrowers jointly and severally shall on the last day of the current Interest Period (in the case of a Term Benchmark Loan) or calendar quarter (in the case of a RFR Loan), as applicable, pay or prepay the full amount of such ~~Eurocurrency~~Term Benchmark Loan or RFR Loan, as applicable (provided, that the foregoing shall not prevent the Borrower from borrowing additional Loans to the extent otherwise permitted hereunder).

SECTION 3.05.  Voluntary Conversion or Continuation of Loans.

(a)Conversions.  The requesting Borrower may on any Business Day, upon written notice (or telephonic notice promptly confirmed in writing) given to the Administrative Agent not later than 11:00 a.m. (New York time) on the third Business Day (or, with respect to Interest Periods other than one, ~~two,~~ three or six months, fourth Business Day) prior to the date of the proposed Conversion, Convert all or any portion of the outstanding Loans of one Type comprising part of the same Borrowing into Loans of the other Type; provided that in the case of any such Conversion of a ~~Eurocurrency~~Term Benchmark Loan into an ABR Loan on a day other than the last day of an Interest Period ~~therefor~~, the Borrowers jointly and severally shall promptly reimburse the Lenders the amounts provided in Section 3.12 relating to such prepayment.  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, and (z) if such Conversion is into ~~Eurocurrency~~Term Benchmark Loans, the duration of the initial Interest Period for each such Loan.  Each notice of Conversion shall be irrevocable and binding on the Borrowers.

(b)Continuations.  The requesting Borrower may, on any Business Day, upon written notice (or telephonic notice promptly confirmed in writing) given to the Administrative Agent not later than 11:00 a.m. (New York time) on the third Business Day (or, with respect to Interest Periods other than one, ~~two,~~ three or six months, fourth Business Day) prior to the date of the proposed Continuation, Continue all or any portion of the outstanding ~~Eurocurrency~~Term

Benchmark Loans comprising part of the same Borrowing for one or more Interest Periods.  Each such notice of a Continuation shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the ~~Eurocurrency~~Term Benchmark Loans to be Continued and (y) the duration of the next such Interest Period for ~~the Eurocurrency~~such Term Benchmark Loans subject to such Continuation.  Each notice of Continuation shall be irrevocable and binding on the Borrowers.

SECTION 3.06.  Prepayments of Loans.

(a)Optional Prepayment.  The requesting Borrower may, on notice (given not later than 11:00 a.m. (New York time) on the Business Day of the proposed prepayment of Loans, with respect to ABR Loans, and on the third Business Day prior to the date of prepayment with respect to ~~Eurocurrency~~Term Benchmark Loans or RFR Loans) stating the proposed date and aggregate principal amount (stated in Dollars) of the prepayment, and if such notice is given the Borrowers jointly and severally shall, prepay the outstanding principal amounts of the Loans comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof (or, in the case of Loans denominated in an Alternate Currency, the Alternate Currency Equivalent thereof in such Alternate Currency) and (ii) in the case of any such prepayment of a ~~Eurocurrency~~Term Benchmark Loan on a day other than the last day of an Interest Period therefor, the Borrowers jointly and severally shall reimburse the Lenders the amounts provided in Section 3.12 relating to such prepayment.

(b)Alternate Currency Revaluation.  If at any time by reason of fluctuations in foreign exchange rates the Total Credit Exposure exceeds 105% of the then aggregate amount of the Commitments, and the Majority Lenders so request, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to KCMH, specifying the amount to be prepaid under this clause (b), and the Borrowers jointly and severally shall prepay Loans or, if no Loans are outstanding, provide cash collateral for or otherwise backstop outstanding Letters of Credit on terms reasonably satisfactory to KCMH, the Issuing Lender and the Administrative Agent, in such aggregate amount as may be required to cause the Total Credit Exposure (treating such cash collateralization or other backstopping for purposes hereof as a reduction in such Total Credit Exposure) to be equal to or less than the aggregate amount of the Commitments, such payments or other measures to be made within 10 Business Days of demand or, in the case of prepayment of ~~Eurocurrency~~Term Benchmark Loans, on the date that is the earlier of (i) the last day of the then current Interest Period therefor and (ii) the last Business Day of the first full calendar month after such revaluation, provided that any such prepayment shall be accompanied by any amounts payable under Section 3.12.  The determinations of the Administrative Agent hereunder shall be conclusive and binding on the Borrowers in the absence of manifest error.

SECTION 3.07.  Payments; Computations; Etc.

(a)Pro Rata Payments.  The Loans comprising each Borrowing shall be made pro rata among the Lenders based on their respective Commitment Percentages.  Except as otherwise provided hereunder, all payments of principal of and interest on the Loans shall be made for the pro rata account of the Lenders based on the respective outstanding principal amounts thereof, and all payments of commitment fees and letter of credit commission shall be made for the pro rata account of the Lenders based on their respective Commitment Percentages.

(b)Lenders’ Obligations Several.  The obligations of the Lenders under this Agreement are several and the failure of any Lender to make any Loan or any payment required to be made by it hereunder shall not relieve any other Lender of its obligations hereunder, nor shall any Lender be responsible for any other Lender’s failure to make any Loan required to be made by such other Lender.

(c)Currencies.  All payments by the Borrower of or in respect of principal of and interest on and other amounts directly relating to any Loan that are denominated in an Alternate Currency shall be made in such Alternate Currency.  All payments of principal and interest on any Loan denominated in Dollars, all payments in respect of any Letter of Credit, and all payments of fees payable pursuant to Section 2.03(c), commitment fees and agency fees hereunder and all other payments by any Borrower provided for in this Agreement, except as provided in the preceding sentence, shall be made in Dollars.

(d)Payments.

(i)The Borrowers shall make each payment hereunder and under each other Loan Document without set-off, counterclaim or deduction of any kind to the Administrative Agent at the Administrative Agent’s Account in the Principal Financial Center for the relevant Currency not later than 11:00 a.m. Local Time on the due date of such payment (each such payment made after such time on such date to be deemed to have been made on the next Business Day).

(ii)The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably to the Lenders as provided in Section 3.07(a) for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.06(c), from and after the assignment date set forth therein, the Administrative Agent shall remit all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such assignment date directly between themselves.

(e)Computations.  All computations of interest based on the ABR (except any Federal Funds Rate component thereof) or the SONIA Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  All computations of interest based on the ~~Eurocurrency Rate~~Term SOFR Reference Rate, Daily Simple RFR with respect to Dollars or the Federal Funds Rate and of commitment fee shall be made by the Administrative Agent, and any computations of amounts payable pursuant to Section 3.03, shall be made on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or other amount is payable.  Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(f)Payment Dates.  Whenever any payment hereunder or under the Notes would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of interest; provided, that if such extension would cause payment of principal or interest in respect of ~~Eurocurrency~~Term Benchmark Loans or RFR Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(g)Presumption by Administrative Agent.

(i)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made its share available at such time in accordance with Section 2.01(b) and may (but shall not be obligated), in reliance upon such assumption, make available to a Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then (A) the applicable Lender, on one hand, and (B) the Borrowers on a joint and several basis on the other hand, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to a Borrower to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, the greater of (I) the Federal Funds Rate and (II)(a) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (if such Loan is denominated in Dollars), (b) at the overnight London interbank offered rate for the relevant Currency (if such Loan is denominated in an Alternate Currency, other than Sterling) or (c) at SONIA Rate if such Loan is denominated in Sterling and (y) in the case of a payment to be made by a Borrower, the interest rate applicable to ABR Loans.  If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Unless the Administrative Agent shall have received notice from KCMH prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may (but shall not be obligated), in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (x) the Federal Funds Rate and (y)(i) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (if such Loan is denominated in Dollars) ~~or at the overnight London Interbank offered rate for the relevant Currency (~~, (ii) at the EURIBOR Rate if such Loan is denominated in ~~an Alternate Currency)~~Euros or (iii) at SONIA Rate if such Loan is denominated in Sterling.

SECTION 3.08.  Sharing of Payments, Etc.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided, that:

(i)if any such participation is purchased and all or any portion of the related payment is recovered, such participation shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this subsection shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans other than to a Borrower or any Subsidiary thereof (as to which the provisions of this subsection shall apply).

The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers, jointly and severally, rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

SECTION 3.09.  Increased Costs.

(a)~~Eurocurrency~~Increased Costs.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.03) or the Issuing Lender; or

(ii)impose on any Lender or the Issuing Lender or ~~the London~~applicable offshore interbank market for the applicable Alternate Currency any other condition, cost or expense affecting this Agreement or ~~Eurocurrency~~ Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any ~~Eurocurrency~~Term Benchmark Loan (or of maintaining its obligation to make any ~~Eurocurrency~~Term Benchmark Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender or the Issuing Lender, the Borrowers jointly and severally will pay to such Lender or the Issuing Lender such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.  This Section 3.09 shall not apply to Excluded Taxes or any matters covered by Section 3.11 relating to Taxes.

(b)Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letter of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon request of such Lender or the Issuing Lender, the Borrowers jointly and severally will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for such reduction.

(c)Certificates for Reimbursement.  A certificate of any Lender or the Issuing Lender setting forth the amount or amounts and a reasonable basis for the determination thereof necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.09 and delivered to KCMH shall be conclusive on all Borrowers absent manifest error.  The Borrowers jointly and severally shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 3.09 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided, that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies KCMH of the Change in

Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.10.  Illegality.  Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its ~~Eurocurrency~~ Lending Office to perform its obligations hereunder to make or continue ~~Eurocurrency~~Term Benchmark Loans or RFR Loans or to fund or otherwise maintain ~~Eurocurrency~~Term Benchmark Loans or RFR Loans hereunder, (a) the obligation of such Lender to make or Continue, or to Convert Loans into, ~~Eurocurrency~~Term Benchmark Loans or RFR Loans shall be suspended until the Administrative Agent shall notify KCMH and the Lenders that the circumstances causing such suspension no longer exist and (b) each ~~Eurocurrency~~Term Benchmark Loan or RFR Loan of such Lender shall ~~c~~Convert into an ABR Loan at the end of the then current Interest Period for such ~~Eurocurrency~~Term Benchmark Loan, as applicable, if such Lender may lawfully continue to maintain such ~~Eurocurrency~~Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurocurrency~~Term Benchmark Loans.

SECTION 3.11.  Taxes.

(a)All payments on account of the principal of and interest on the Loans and the Notes, fees and all other amounts whatsoever payable by the Borrowers under the Loan Documents shall be made free and clear of and without reduction or liability for any Taxes, except as required by applicable law, decree or regulation.

(b)In the event that any Borrower or the Administrative Agent shall be required by applicable law, decree or regulation to deduct or withhold any Tax from any amounts payable to the Administrative Agent or any Lender on, under or in respect of this Agreement, the Loans or any Loan Document, the Borrowers jointly and severally shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, decree or regulation and, if such Tax is an Indemnified Tax, then the Borrowers jointly and severally shall promptly pay such recipient such additional amounts as may be required, after the deduction or withholding of Indemnified Taxes, to enable such recipient to receive from the Borrowers on the due date thereof an amount equal to the full amount stated to be payable to such recipient.

(c)The Borrowers jointly and severally shall indemnify the Administrative Agent and each Lender (including each Issuing Lender) against, and reimburse them upon demand for, any incremental Taxes, interest or penalties, that they may incur at any time arising out of or in connection with any such failure of the Borrowers to make any payment of Indemnified Taxes when due.

(d)KCMH shall furnish to the Administrative Agent original or certified copies of official tax receipts in respect of each payment of Indemnified Taxes required under this Section

3.11, as soon as practicable after the date such payment is made, and the Borrowers shall promptly furnish to the Administrative Agent at its request or at the request of any Lender (through the Administrative Agent) to KCMH any other information, documents and receipts that the Administrative Agent or such Lender may reasonably require to establish that full and timely payment has been made of all Indemnified Taxes required to be paid under this Section 3.11.

(e)

(i)Each Lender or Participant that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to KCMH and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, Form W-8ECI, Form W-8 IMY, Form W-8 EXP, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit E-1, Exhibit E-2, Exhibit E-3 or Exhibit E-4, as applicable, and a Form W-8BEN or W-8BEN-E, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the reasonable request of KCMH or the Administrative Agent.

(ii)Each Lender that is a “U.S. Person” as defined in Section 7701(a)(30) of the Code shall deliver to KCMH and the Administrative Agent (or, in the case of a Participant of a ~~Non-U.S~~. Lender, to such ~~Non-U.S~~. Lender) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of KCMH or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender or Participant, as applicable, is exempt from U.S. Federal backup withholding tax.

(iii)If the Administrative Agent is a “U.S. Person” as defined in Section 7701(a)(30) of the Code, then it shall, on or prior to the date of this Credit Agreement (or, in the case of a successor Administrative Agent, on or before the date on which it becomes the Administrative Agent hereunder), provide the Borrowers with a properly completed and duly executed copy of IRS Form W-9 (or any applicable successor form) confirming that the Administrative Agent is exempt from U.S. federal backup withholding.  If the Administrative Agent is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code, then it shall, on or prior to the date of this Credit Agreement (or, in the case of a successor Administrative Agent, on or before the date on which it becomes the Administrative Agent hereunder), provide the Borrowers with, (i) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed copy of IRS Form W-8ECI (or other applicable IRS Form

W-8), and (ii) with respect to payments made to the Administrative Agent on behalf of the Lenders, a properly completed and duly executed IRS Form W-8IMY confirming that the Administrative Agent agrees (A) to be treated as a “United States person” for U.S. federal withholding Tax purposes and the payments it receives for the account of such Lenders are not effectively connected with the conduct of its trade or business in the United States or (B) is a “Qualified Intermediary” for U.S. federal withholding Tax purposes; provided, in each case, that the Administrative Agent shall not be required to deliver any documentation pursuant to this Section 3.11(e)(iii) that it is not legally eligible to deliver as a result of any change in, or in the interpretation by any Governmental Authority of, any law or the method by which such Administrative Agent must comply therewith occurring after the date hereof (or, in the case of a successor Administrative Agent, occurring after the date on which it becomes the Administrative Agent hereunder). Such Administrative Agent agrees that if such documentation previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or promptly notify the Borrowers in writing of its legal inability to do so.

(f)Each Lender shall deliver to any Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower or the Administrative Agent to comply with any obligations of such Borrower ~~of~~or the Administrative Agent, or to determine that such Lender has complied with its obligations or to determine the amount to deduct and withhold from any payment, under FATCA or any similar regime arising as a result of the transactions contemplated under any Loan Document. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

In addition, each ~~Non-U.S.~~ Lender shall deliver such forms promptly upon the written request of KCMH after the obsolescence or invalidity of any form previously delivered by such ~~Non-U.S~~. Lender under this Section 3.11.  Each ~~Non-U.S~~. Lender shall promptly notify KCMH at any time it determines that it is no longer in a position to provide any previously delivered certificate to KCMH (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a ~~Non-U.S~~. Lender shall not be required to deliver any form pursuant to this paragraph that such ~~Non-U.S~~. Lender is not legally able to deliver.

(g)A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to KCMH (with a copy to the Administrative Agent), on or prior to the date on which such Lender becomes a Lender under this Agreement or at the time or times prescribed by applicable law or reasonably requested by KCMH, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(h)If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund or credit (in lieu of such refund) of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.11, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, any Lender or the Issuing Lender, agrees to repay the amount paid over to such Borrower to the Administrative Agent, any Lender or the Issuing Lender in the event the Administrative Agent, any Lender or the Issuing Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(i)~~If~~Notwithstanding anything in this Agreement to the contrary, if pursuant to this Section 3.11 a Borrower is required to pay to or for the account of any Lender any additional amounts, then such Lender shall use commercially reasonable efforts to change the jurisdiction of its Applicable Lending Office if, in the sole and absolute judgment of such Lender, such change (i) would eliminate or reduce any such excess additional amounts and (ii) would not otherwise be materially disadvantageous to such Lender.

SECTION 3.12.  Break Funding Payments.  The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense incurred by such Lender which is in the nature of funding breakage costs or costs of liquidation or redeployment of deposits or other funds and any other related expense (but excluding loss of margin or other loss of anticipated profit), which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making any Borrowing of ~~Eurocurrency~~Term Benchmark Loans after a Borrower has given a Notice of Borrowing requesting the same in accordance with the provisions of this Agreement (including as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article IV), (b) default by any Borrower in making any prepayment of any ~~Eurocurrency~~Term Benchmark Loan when due after such Borrower has given notice thereof in accordance with this Agreement, (c) the making by any Borrower of a prepayment of any ~~Eurocurrency~~Term Benchmark Loan on a day which is not the last day of an Interest Period with respect thereto, (d) default by any Borrower in payment when due of the principal of or interest on any ~~Eurocurrency~~Term Benchmark Loan, (e) the Conversion or Continuation of any ~~Eurocurrency~~Term Benchmark Loan on a day other than on the last day of an Interest Period with respect thereto, and (f) any assignment such Lender is required to make pursuant to Section 3.13(b) if such Lender holds ~~Eurocurrency~~Term Benchmark Loans at the time of such assignment.  A certificate of any Lender setting forth any amount or amounts and a reasonable basis for the determination thereof that such Lender is entitled to receive pursuant to this Section and delivered to KCMH shall be conclusive absent manifest error.  The Borrowers jointly and severally shall pay to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 3.13.  Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.09, or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, if, in the sole and absolute judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.09 or 3.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.09, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, or if any Lender becomes a Defaulting Lender, or if any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that, pursuant to the terms of Section 9.01, requires the consent of all of the Lenders or all of the Lenders affected (and such Lender is an affected Lender) and with respect to which the Majority Lenders shall have granted their consent, then such Borrower may, at the Borrowers’ joint and several sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)no Default or Event of Default has occurred and is continuing on and as of the date of such notice and the date of such assignment;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.09 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.  A Lender so replaced shall not be required to pay the processing and recordation fee referred to in Section 9.06(b).

SECTION 3.14.  Defaulting Lenders.

(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.

(ii)Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.03 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder; third, to cash collateralize the Issuing Lenders’ L/C Exposure with respect to such Defaulting Lender; fourth, as any Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and KCMH, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Lender’s future L/C Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Payments in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Payments owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Payments owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Reimbursement Obligations are held by the Lenders pro rata in accordance with their Commitments without giving effect to Section 3.14(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 3.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.  Each Defaulting Lender shall be entitled to receive the facility fee pursuant to Section 2.03(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the ~~Revolving~~ Loans funded by it, and (2) its Commitment Percentage of the stated amount of Letters of Credit for which it has provided cash collateral. Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.03(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to the terms hereof.  With respect to any facility fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to this Section 3.14(a)(iii), the Borrowers jointly and severally shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s L/C Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce L/C Exposure.  All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x), if requested by the applicable Issuing Lender, the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate of the Total Credit Exposure allocable to any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation

(v)Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall jointly and severally, without prejudice to any right or remedy available to it hereunder or under law, promptly cash collateralize the Issuing Lenders’ L/C Exposure.

(b)Defaulting Lender Cure.  If KCMH, the Administrative Agent and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 3.14(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Letters of Credit.  So long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that it will have no L/C Exposure after giving effect thereto.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01.  Closing Conditions.  Effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following:

(i)this Agreement, duly executed and delivered by the Borrower and each of the other parties hereto;

(ii)the Guarantee and Security Agreement, duly executed and delivered by the Borrowers as of the Closing Date, together with duly prepared financing statements in form for filing under the applicable UCC in the jurisdiction of formation of each Borrower;

(iii)certified copies of (x) the constitutive documents of each Borrower and (y) resolutions or other authorizing documentation of each Obligor and the General Partner evidencing the taking of all necessary action authorizing and approving the execution, delivery and performance by each Borrower of the Loan Documents to which it is a party;

(iv)a certificate of an officer of each Borrower certifying the names and true signatures of the officers authorized to sign the Loan Documents and any other documents to be delivered hereunder by each Borrower;

(v)the legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Borrowers, in a form reasonably acceptable to the Administrative Agent;

(vi)a certificate of an officer of KCMH, dated the Closing Date, certifying that (a) the representations and warranties contained in Section 5.01 and in the other Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date and (b) no event has occurred and is continuing on and as of such date which constitutes a Default or an Event of Default;

(vii)a certificate attesting to the Solvency of KCMH and its Subsidiaries, taken as a whole, after giving effect to the effectiveness of this Agreement and any Loans made or Letters of Credit issued or outstanding on the Closing Date; and

(viii)(a) all documentation and other information reasonably requested in writing at least five Business Days prior to the Closing Date in order to allow the Administrative Agent to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (b) any other such documents in customary form and previously agreed between the parties.

(b)KCMH shall have paid (i) all accrued and unpaid fees and any outstanding and accrued and unpaid interest thereon under the Existing Credit Agreement and (ii) all fees and expenses (including fees, charges and disbursements of counsel invoiced prior to the Closing Date) required to be paid on or prior to the Closing Date to the Administrative Agent or the Lead Arranger in connection with this Agreement.

The Administrative Agent will promptly notify the Lenders of the occurrence of the Closing Date.

SECTION 4.02.  Conditions Precedent to Each Borrowing and Issuance.  The obligation of each Lender to make a Loan during the Availability Period on the occasion of each Borrowing and of the Issuing Lender to issue each Letter of Credit shall be subject to the conditions precedent that on the date of and after giving effect to such Borrowing or issuance, the Total Credit Exposure shall not exceed the then Aggregate Facility Amount, and that the following statements shall be true:

(a)the representations and warranties contained in Section 5.01 and in the other Loan Documents are true and correct in all material respects on and as of the date of such Borrowing or issuance as though made on and as of such date, except to the extent such representation or warranty expressly relates to an earlier date, in which case it is true and correct in all material respects on and as of such earlier date;

(b)no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds from such Borrowing, which constitutes a Default or an Event of Default;

(c)the Debt to Equity Ratio shall be less than or equal to [**] to 1.00 after giving pro forma effect to such Borrowing or issuance;

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(d)the Administrative Agent and, if applicable, the Issuing Lender shall have received a request for Borrowing or issuance of Letter of Credit in accordance with the requirements hereof; and

(e)in connection with Category V Borrowings, the Administrative Agent and, if applicable, the Issuing Lender shall have received a certificate from the Borrower setting out the information required pursuant to the definition of “Category V Borrowing”.

Each request for a Borrowing or issuance of a Letter of Credit (other than a notice for Conversion or Continuation of Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in clauses (a), (b) and (c) of this Section 4.02 have been satisfied on and as of the date of such request.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01.  Representations and Warranties.  Each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)Organization.  Each Borrower is duly organized, validly existing and in good standing as a limited partnership or limited liability company, as applicable, under the laws of Delaware, and each Guarantor and the General Partner is duly organized, validly existing and in good standing (to the extent such concept is recognized under such law) under the laws of its jurisdiction of organization.  Each Obligor (i) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (ii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (i)(A) or (ii), to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect

(b)Authorization.  The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents are within its powers as set forth in its applicable constituent documents, as the case may be, and have been duly authorized by all necessary action thereunder, and the execution, delivery and performance by each Guarantor of the Guarantee and Security Agreement are within the powers of such Guarantor and have been duly authorized by all necessary action and the execution, delivery and performance by KCMH of the Loan Documents have been duly authorized by all necessary action of the General Partner.

(c)Approvals; No Conflicts; Etc.  The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party (i) do not require any consent or approval of, or registration or filing with, any Governmental Authority or Self Regulatory Organization (except for (A) such as have been obtained or made and are in full force and effect in all material respects, (B) filings and recordings in respect of Liens created pursuant to the

Guarantee and Security Agreement and (C) such licenses, approvals, authorizations or consents the failure to obtain or make would not reasonably be expected to result in a Material Adverse Effect), (ii) will not violate any applicable Law, regulation or order of any Governmental Authority the violation of which would be reasonably expected to result in a Material Adverse Effect, and (iii) will not violate or constitute an event of default under any credit agreement, loan agreement, note or indenture, or any other material agreement, binding upon it or its Property; and no Default has occurred and is continuing.

(d)Enforceability.  Each Obligor has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e)No Material Adverse Change.  Since December 31, 2019, no event or circumstance has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

(f)No Litigation.  There are no actions, suits or proceedings by or before any Governmental Authority pending against or, to the knowledge of KCMH, threatened against or affecting it or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

(g)Compliance with Laws.  Each Obligor is in compliance with all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or its Property (including, without limitation, the Patriot Act, ERISA, environmental laws and Rule 15c3-1), except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(h)Investment Company Status; Margin Regulations.  None of the Obligors is required to register under and none of the Obligors is subject to regulation under the Investment Company Act of 1940, as amended.  No Borrower is engaged and no Borrower will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock, in each case in violation of such Regulation U.  Each U.S. Broker-Dealer Subsidiary is a broker-dealer subject to Regulation T.  Neither the making of any Loan hereunder, nor the use of proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

(i)Disclosure.  No written report, financial statement, certificate or other written information furnished by or on behalf of it to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and that actual results may differ materially from such information.

(j)Use of Proceeds.  The proceeds of the Loans and Letters of Credit shall be used to fund (i) the capital requirements of KCMH and its Subsidiaries and (ii) the general corporate and working capital needs of KCMH and its Subsidiaries, in each case, in the ordinary course of KCMH and its Subsidiaries’ capital markets business in compliance with Section 6.02(i); provided that no more than $[**] of the aggregate outstanding Commitments shall be utilized at any one time to make Investments in all Designated Entities and all KCMH Group Entities that are not Subsidiaries of KCMH and through which KCMH and its Subsidiaries conduct its capital markets business in compliance with Section 6.02(i).

(k)Guarantee and Security Agreement.  The Guarantee and Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity).  Subject to the Intercreditor Agreement, in the case of the Pledged ~~Stock~~Equity represented by certificates described in the Guarantee and Security Agreement, when any stock certificates representing such Pledged ~~Stock~~Equity are delivered to the Administrative Agent (or its designee), and in the case of the other Collateral described in the Guarantee and Security Agreement, when financing statements in appropriate form are duly completed and filed in the offices specified on Annex I to the Guarantee and Security Agreement and such other filings as are specified on Annex I to the Guarantee and Security Agreement have been completed, the Guarantee and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Security Agreement), in each case prior and superior in right to any other Person (other than with respect to Liens permitted by this Agreement), in each case to the extent security interests in such Collateral may be perfected by delivery of such certificates representing Pledged ~~Stock~~Equity or such filings.

(l)Ownership of Property.  KCMH and each of its Subsidiaries has good record and marketable title to, or valid leasehold interests in, all property necessary in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)Taxes.  Except as would not reasonably be expected to have a Material Adverse Effect, KCMH and each of its Subsidiaries have paid and discharged all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by Law and in accordance with GAAP and which would not reasonably be expected to result in a Material Adverse Effect.

(n)ERISA Matters.  (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan and (ii) neither KCMH nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, which in

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

either case of (i) or (ii) has not been fully satisfied or, with respect to clauses (i) and (ii), except as would not reasonably be expect to result in any Material Adverse Effect.

(o)Subsidiaries.  Schedule II is a complete list of Subsidiaries of KCMH as of the Closing Date.

(p)Registered Broker-Dealer; Membership.  Each of KCM U.S. and each other U.S. Broker-Dealer Subsidiary is duly registered with the SEC as a broker-dealer and is a member in good standing of FINRA, and each non-U.S. Broker-Dealer Subsidiary is duly registered with, or licensed by, any Governmental Authority that requires registration or licensing and is a member in good standing of any local body similar to FINRA, including, but not limited to, the Financial Services Authority (in the case of KCM U.K.) and the Securities and Futures Commission (in the case of KCM Asia) to the extent that such membership is required by any Governmental Authority.

(q)SIPC Assessments. No U.S. Broker-Dealer Subsidiary is in arrears with respect to any assessment made upon it by the SIPC, and no non-U.S. Broker Dealer Subsidiary is in arrears with respect to any assessment made upon it by any local body which is similar to the SIPC.

ARTICLE VI

COVENANTS

SECTION 6.01.  Affirmative Covenants.  So long as any principal of or interest on any Loan or any other amount or obligation under the Loan Documents (other than contingent indemnity obligations not then due) shall remain unpaid or unsatisfied or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder (unless such Letter of Credit has been cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender), KCMH covenants and agrees that, unless the Majority Lenders shall otherwise consent in writing:

(a)Reporting Requirements.  KCMH will furnish to the Lenders:

(i)within 50 days after the end of each of the first three fiscal quarters, its unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows, in each case as of the end of and for such fiscal quarter, setting forth in each case in comparative form (if applicable) the figures for the corresponding period of the previous fiscal year, certified by a Financial Officer to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of KCMH and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of (or absence of a requirement to have) footnotes and to year-end adjustments;

(ii)within 100 days after the end of each fiscal year, KCMH’s unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form (if applicable) the figures for the previous fiscal year, certified by a Financial Officer to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of KCMH and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of (or absence of a requirement to have) footnotes;

(iii)concurrently with any delivery of financial statements under clauses (i) and (ii) above, a certificate of a Financial Officer (x) certifying that no Default has occurred or, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (y) identifying any Subsidiary that has become a Material Foreign Subsidiary during the most recently ended fiscal quarter and (z) setting forth calculations demonstrating in reasonable detail compliance with Section 6.03;

(8)          concurrently with the delivery of financial statements under clause (ii) above, an operating income budget of KCMH in reasonable detail for the current fiscal year as customarily prepared by management of KCMH for their internal use, setting forth the principal assumptions upon which such budget is based;

(iv)as soon as available, but in any event within five Business Days of delivery to any Governmental Authority or Self Regulatory Organization, the audited annual financial statements of any Broker-Dealer Subsidiary required to be furnished to such Governmental Authority or Self Regulatory Organization;

(v)within 15 days after the end of each calendar month as to which there are any Loans or Letters of Credit outstanding on the last date of such calendar month, a schedule of Category II Borrowings, Category III Borrowings and Category IV Borrowings on the consolidated balance sheet of KCMH and its Subsidiaries, which schedule will provide the notional value of each and reflect management’s good faith estimate of the value thereof as determined in a manner consistent with KCMH’s internal valuation practices; and

(vi)promptly upon request by the Administrative Agent on behalf of the Majority Lenders, such other information regarding the business, operations and financial condition of any Obligor as such Lender may reasonably request (it being understood that the Administrative Agent shall use reasonable efforts to coordinate any such requests).

(b)Existence; Conduct of Business.  It will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, the rights, licenses, permits, privileges and franchises material to the conduct of its business (including, in the case of each Broker-Dealer Subsidiary, its registration, license or qualification as a broker-dealer with the SEC and/or such other applicable domestic or foreign Governmental Authority); provided that the foregoing shall not prohibit any transaction expressly permitted under Section 6.02(c).

(c)Compliance with Laws.  It will, and will cause each of its Subsidiaries to, comply with all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it, its business or its Property (including, in the case of each Broker-Dealer Subsidiary, such rules and regulations of the SEC, FINRA and/or such other applicable domestic or foreign Governmental Authority or Self Regulatory Organization) except, with respect to all matters other than noncompliance by any Broker-Dealer Subsidiary with applicable minimum capital requirements, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(d)Maintenance of Insurance.  It will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all its tangible Property in at least such amounts and against at least such risks as KCMH believes (in the good faith judgment of KCMH) are usually insured against in the same general area by companies of a similar size engaged in the same or a similar business and in a manner that is consistent with KCMH’s and its Subsidiaries’ past practices.

(e)Payment of Taxes.  It will, and will cause each of its Subsidiaries to, pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a material Lien upon any Property of KCMH or any Subsidiary, provided that neither KCMH, nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of KCMH) with respect thereto in accordance with GAAP ~~and~~or the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

(f)Maintenance of Properties.  It will, and will cause each of its Subsidiaries to, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(g)Books and Records; Visitation and Inspection Rights.  It will, and will cause each Borrower as well as each of its Material Subsidiaries to, keep proper books of record and account in accordance with GAAP, and permit representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (it being agreed that KCMH shall be given the opportunity to participate in any such discussion with its independent accountants), all at the reasonable expense of KCMH and at such reasonable times during normal business hours, but in each case subject to and in accordance with all applicable laws of any Governmental Authority and such confidentiality measures relating thereto as KCMH may reasonably require; provided that, other than after the occurrence of and during the continuance of an Event of Default, (i) such visitations and inspections shall not be permitted on more than two instances in any calendar year and (ii) only one such visitation and inspection shall be at the expense of KCMH.

(h)Notices of Material Events.  It will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(i)the occurrence of any Default or Event of Default;

(ii)the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting it or any of its Subsidiaries which would reasonably be expected to be adversely determined and, if so determined, would reasonably be expected to result in a Material Adverse Effect; and

(iii)any other event that has had, or would reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this subsection shall be accompanied by a statement of a Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(i)Additional Guarantors and Grantors; Additional Borrowers.

(i)Subject to any applicable limitations set forth in the Guarantee and Security Agreement, KCMH will promptly cause each direct or indirect domestic Wholly-Owned ~~Domestic~~ Subsidiary (other than any Domestic Subsidiary of a Foreign Subsidiary or a Domestic Subsidiary substantially all of whose assets consist of capital stock and/or indebtedness of one or more Foreign Subsidiaries) formed or otherwise purchased or acquired after the date hereof, to execute a supplement to the Guarantee and Security Agreement substantially in the form attached to the Guarantee and Security Agreement (or otherwise in a form reasonable satisfactory to the Administrative Agent) in order to become a Guarantor and a grantor thereunder and take all other action reasonably requested by the Administrative Agent to grant a perfected security interest in its assets to substantially the same extent as granted by the Obligors on the Closing Date; provided that in any event, no Broker-Dealer Subsidiary shall be required to enter into, provide a guarantee, or grant any security interests in its assets under the Guarantee and Security Agreement or any other Loan Document.

(ii)From time to time after the Closing Date, with fifteen Business Days’ prior written notice to the Administrative Agent and subject to the satisfaction of the conditions set forth in this Section 6.01(i)(ii), KCHM may designate any Subsidiary as an Additional Borrower; provided that in no event shall a Subsidiary become an Additional Borrower if such Subsidiary either (A) is an entity that would not be required to be an additional Guarantor under Section 6.01(i)(i), or (B) is a direct or indirect Subsidiary of a Person that is not required to be an additional Guarantor under Section 6.01(i)(i); and provided further that:

(A)such Subsidiary is a Wholly-Owned Subsidiary of KCMH organized or incorporated in the United States or a jurisdiction otherwise approved by the Administrative Agent and the applicable Lenders; provided that, in the case of a jurisdiction in which no Borrower is organized or incorporated on the Closing Date, such designation shall be prohibited if the Administrative Agent or any applicable Lender shall not have the ability or authorization to lend into such jurisdiction;

(B)such Subsidiary is or becomes a Guarantor prior to or contemporaneously with becoming an Additional Borrower;

(C)no Default or Event of Default has occurred and is continuing or would result from such Subsidiary becoming an Additional Borrower;

(D)the Administrative Agent and the Lenders shall have received at least ten Business Days prior to the date such Subsidiary becomes an Additional Borrower such documentation and information as is reasonably requested in writing by the Administrative Agent or any applicable Lender to the extent required by regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including, without limitation, the Patriot Act;

(E)the Administrative Agent shall have received a duly executed and delivered Additional Borrower Joinder Agreement and a duly executed and delivered pledge of the equity of such Subsidiary in accordance with the Guarantee and Security Agreement; and

(F)the Administrative Agent shall have received (i) a copy of the resolutions of the board of directors or other managers of such Subsidiary (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of the Additional Borrower Joinder Agreement and the other Loan Documents (and any agreements relating thereto) to which it is a party and (b) the extensions of credit contemplated hereunder, (ii) the certificate of incorporation and by‑laws, certificate of formation and operating agreement or other comparable organizational documents, as applicable, of such Subsidiary, (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the authorized officers of such Subsidiary executing the Additional Borrower Joinder Agreement and the other Loan Documents to which it is a party, and (~~iiii~~iv) if requested by Administrative Agent, a customary legal opinion from outside counsel to the Borrower as to customary joinder matters.

(iii)Upon any Subsidiary becoming an Additional Borrower in accordance with Section 6.01(i), such Subsidiary shall be, jointly and severally, for all purposes, and with all rights and obligations of, a “Borrower” under this Agreement and the other Loan Documents.

(j)Pledge of Material Foreign Subsidiaries.  Subject to any applicable limitations set forth in the Guarantee and Security Agreement, KCMH will promptly deliver to the Administrative Agent a local law pledge agreement under the jurisdiction of organization or formation of each Subsidiary that is directly owned by an Obligor and identified as a Material Foreign Subsidiary in accordance with Section 6.01(a)(iii)(y) in a customary form reasonably satisfactory to the Administrative Agent, together with (i) copies of such Material Foreign

Subsidiary’s constitutive documents and documents evidencing that such Material Foreign Subsidiary has taken of all necessary action authorizing and approving the execution, delivery and performance of the Loan Documents to which it is a party, and (ii) a legal opinion in a form reasonably satisfactory to the Administrative Agent from counsel to such Material Foreign Subsidiary.

(k)Pledge of Additional Stock and Evidence of Indebtedness.  Subject to the Intercreditor Agreement and to any applicable limitations set forth in the Guarantee and Security Agreement or with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to KCMH), the cost or other consequences (including any adverse tax consequences) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom, KCMH will cause (i) all certificates representing Equity Interests (if any) of any Subsidiary held directly by any Borrower or any Guarantor and (ii) all evidences of Indebtedness in excess of $5,000,000 received by any Borrower or any of the Guarantors, in each case, promptly to be delivered along with applicable instruments of transfer duly executed in blank to the Administrative Agent (or its designee) as security for the obligations owed under the Loan Documents, under the Guarantee and Security Agreement.

(l)Further Assurances.  Subject to the Intercreditor Agreement, it will, and will cause each of the Guarantors to, from time to time give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other paper that is necessary to cause the Liens created by the Guarantee and Security Agreement to be valid first priority perfected Liens on the Property purported to be covered thereby (including after-acquired Property, it being understood that, except as set forth in paragraph (j) above, there shall be no requirement to enter into or deliver security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction or otherwise take steps to perfect any security interest or Lien securing the Obligations under the laws of any non-U.S. jurisdiction), subject to no equal or prior Lien except as otherwise permitted by the Loan Documents, and promptly from time to time obtain and maintain in full force and effect, and cause each of the Guarantors to obtain and maintain in full force and effect, all licenses, consents, authorizations and approvals of, and make all filings and registrations with, any Governmental Authority necessary under the Laws of the jurisdiction of organization of such Guarantor (or any other jurisdiction in which part of the Collateral owned by it or by any Guarantor may be situated) for the making and performance by it of the Loan Documents to which it is a party.  Notwithstanding the foregoing or anything to the contrary in any Loan Document, it is hereby agreed and acknowledged that any requirement to take any action to establish perfection by control under any Loan Document is subject to the Intercreditor Agreement, and the establishment of such control by the Administrative Agent’s designee or bailee set forth in the Intercreditor Agreement shall constitute compliance with any such requirement to establish such control by the Administrative Agent under the Loan Documents.

(m)Post Closing Actions. Notwithstanding anything to the contrary in any Loan Document, it will, within 60 days after the Closing Date (or such later date as the Administrative Agent shall reasonably agree) enter into an update to the existing control agreement, in a manner previously agreed between the Borrower and the Administrative Agent, with respect to the Pledged Deposit Account (as defined in the Guaranty and Security Agreement), in a form reasonably satisfactory to the Administrative Agent.

SECTION 6.02.  Negative Covenants.  So long as any principal of or interest on any Loan or any other amount or obligation under the Loan Documents (other than contingent indemnity obligations not then due) shall remain unpaid or unsatisfied or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder (unless such Letter of Credit has been cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender), KCMH covenants and agrees that, unless the Majority Lenders shall otherwise consent in writing:

(a)Indebtedness.  It will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, provided that KCMH and any Subsidiary may incur Indebtedness (and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest with regard to such Indebtedness) if (x) immediately before and after such incurrence, no Default or Event of Default shall have occurred and be continuing and (y) the Debt to Equity Ratio is less than or equal to [**] to 1.00 after giving pro forma effect thereto.  The limitations set forth in the immediately preceding sentence shall not apply to any of the following items:

(i)Indebtedness arising under the Loan Documents;

(ii)Intercompany Indebtedness owed among the Borrowers and/or their Subsidiaries (including any Indebtedness used to finance any ~~F~~financing ~~T~~transaction);

(iii)Permitted Subordinated Debt;

(iv)Indebtedness in respect of Hedging Agreements;

(v)Indebtedness in respect of overdraft facilities, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(vi)additional Indebtedness of KCMH and its Subsidiaries in an aggregate principal amount not to exceed $[**] at any time outstanding;

(vii)Indebtedness arising under the 364-Day Credit Agreement (and the other Loan Documents (as defined therein)), and any refinancing, renewal or replacement thereof;

(viii)Indebtedness arising under fronting and/or settlement facilities (“Fronting Facilities”); provided that, at least 10 Business Days prior to incurring any such Indebtedness (or such shorter period as MHCB shall reasonably agree, it being agreed MHCB shall use commercially reasonable efforts to provide a response to KCMH as soon as practicable after receipt of such notice), KCMH and/or the relevant Subsidiary shall have provided MHCB a bona fide opportunity (through a written notice to MHCB) to provide such Indebtedness, including an offer regarding the timing of establishing such indebtedness, and MHCB shall have either (1) declined (through a written notice from the Administrative Agent to KCMH and/or such Subsidiary) to accept such offer to provide such Indebtedness or (2) failed to respond in writing to such offer, in each case, within such 10 Business Day period; and

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(ix)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (viii) above.

(b)Liens. It will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, except Liens under the Guarantee and Security Agreement and other Liens in favor of the Administrative Agent as contemplated hereby and except:

(i)Liens arising under the Loan Documents;

(ii)Liens securing Finance Subsidiary Debt; provided that the terms of any Finance Subsidiary Debt (including any intercreditor arrangements entered into in connection therewith) shall provide that the Liens on the Collateral granted under the Guarantee and Security Agreement have at least second priority (to the extent the terms of such Finance Subsidiary Debt do not permit the obligations under the Loan Documents to be secured on a first priority basis pari passu with such Finance Subsidiary Debt) after giving effect to the incurrence of such Finance Subsidiary Debt; provided further that the assets securing any such Finance Subsidiary Debt shall be limited to (A) the assets of the Finance Subsidiary or Finance Subsidiaries incurring such Finance Subsidiary Debt and (B) the common equity interests of such Finance Subsidiary or Finance Subsidiaries;

(iii)Permitted Liens;

(iv)Liens securing Indebtedness or other obligations of a KCMH or any Subsidiary of KCMH in favor of KCMH or any Subsidiary of KCMH;

(v)Liens (A) of a collecting bank arising under Section 4-208 of the UCC on items in the course of collection, (B) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (C) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(vi)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

(vii)Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of KCMH or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of KCMH and its Subsidiaries or (C) relating to agreements entered into with customers of KCMH or any of its Subsidiaries in the ordinary course of business;

(viii)additional Liens so long as the aggregate principal amount of the obligations secured thereby at any time outstanding does not exceed $[**];

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(ix)the modification, replacement, extension or renewal of any Lien permitted by this Section 6.02(b) upon or in the same assets theretofore subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien or any proceeds or products thereof) or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(x)Liens securing obligations in respect of Indebtedness outstanding under Section 6.02(a)(vii), provided such Liens shall only extend to Collateral and shall be pari passu with the Liens securing the Obligations hereunder and subject to the Intercreditor Agreement, or junior to the Liens securing the Obligations and subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and KCMH; and

(xi)Liens securing obligations in respect of Indebtedness outstanding under Section 6.02(a)(viii), provided such Liens only extend to the loans made pursuant to such Fronting Facility and other assets related thereto, and in each case, the proceeds thereof.  It is agreed that upon the incurrence of a Lien permitted pursuant to this clause (xi), any Collateral subject to such Lien shall be automatically released from the Liens securing the Obligations (and the Administrative Agent shall take such actions as reasonably requested by KCMH to evidence such release (or absence) of such Lien, it being understood that the Lenders authorize the Administrative Agent to enter into any such documentation, with the Administrative Agent authorized to rely on a certificate from KCMH confirming the automatic release (or absence) of such Lien hereunder in delivering any such documentation).

(c)Mergers, Consolidations, Sales of Assets, Etc.  It will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property (in each case, whether now owned or hereafter acquired), or liquidate or dissolve (provided, that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Person may merge into KCMH in a transaction in which KCMH is the surviving entity) and it will not permit any of its Subsidiaries to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with any Subsidiary, if a Default or Event of Default would result as a result from any such merger or consolidation and, if involving a Borrower or a Guarantor, unless such Borrower or Guarantor is the surviving entity or such successor entity is a Subsidiary of KCMH immediately following such merger or consolidation and expressly assumes the obligations of such Borrower or Guarantor, as applicable, under the Loan Documents; provided further that Subsidiaries of KCMH shall be permitted to liquidate or dissolve, except to the extent such liquidation or dissolution would reasonably be expected to result in a Material Adverse Effect and provided that upon or prior to the liquidation or dissolution of any Borrower no Borrowings of such Borrower or Letters of Credit issued for the account of such Borrower are outstanding.

(d)Investments.  Without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld), it will not, and will not permit any of its Subsidiaries to, make any Investment in KKR or its Affiliates; provided, that so long as no Event of Default has occurred and is continuing, KCMH and its Subsidiaries may make Investments in the ordinary course of KCMH and its Subsidiaries’ capital markets business and in compliance with Section 6.02(i) in (i) any KCM Group Entity, (ii) any portfolio company (or any entity controlled by a portfolio company) of any fund, separately managed account or partnership managed or controlled or sponsored by KKR and/or its Affiliates (any such fund, account or partnership, a “KKR Vehicle”) and (iii) any KKR Vehicle with publicly traded securities or securities issued pursuant to Rule 144A of the Securities Act of 1933 or any foreign equivalent or with respect to which a registration statement or equivalent foreign document has been filed.

(e)Dividends.  It will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or make distributions (other than dividends or distributions payable solely in its Equity Interests (other than Disqualified Equity Interests)) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any of its Equity Interests or Equity Interests of any direct or indirect parent thereof now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any Equity Interests of KCMH, now or hereafter outstanding (all of the foregoing, “dividends”), provided that KCMH and any Subsidiary may pay dividends if (x) immediately before and after paying such dividend, no (1) Default or (2) Event of Default shall have occurred and be continuing and (y) the Debt to Equity Ratio is less than or equal to [**] to 1.00 after giving pro forma effect thereto.  The limitations set forth in the immediately preceding sentence (other than subclause (x)(2) in the proviso thereto) shall not apply to any of the following items so long as KCMH is in compliance with Section 6.03 after giving pro forma effect thereto:

(i)it may (or may pay dividends to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests for another class of its (or such parent’s) Equity Interests (other than Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests), provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(ii)it may pay dividends, the proceeds of which will be used to pay (or to pay dividends to allow any direct or indirect parent of KCMH to pay (including to the individual owners of any direct or indirect parent of KCMH)) the tax liability of such parent and the individual owners of any direct or indirect parent, determined at the highest ~~rate~~ combined federal, state and local income tax rate applicable to an individual resident in New York City, attributable to the direct or indirect ownership of KCMH or its Subsidiaries determined as if KCMH and its Subsidiaries filed separately;

(iii)it or any of its Subsidiaries may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion; and

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(iv)any Subsidiary of KCMH may pay dividends to its direct parent; provided that if any such dividends are paid by a non-Wholly-Owned Subsidiary, such dividends shall be made ratably based on the equity holder’s interests therein (or any other amount more favorable to KCMH), provided further that if the proceeds of any outstanding Loans or Letters of Credit have been used for an Investment in such non-Wholly-Owned Subsidiary, any cash dividends paid to such parent shall be applied to prepay such Loans or cash collateralize such Letters of Credit if no Loans are outstanding, at the option of the Administrative Agent, without application of Section 3.12 or at the end of the next Interest Period(s) (in the case of a Term Benchmark Loan other) or calendar quarter (in the case of an ABR Loan or RFR Loan), as applicable.

(f)Subordinated Debt Payments.  It will not, and will not permit any of its Subsidiaries to, prepay, repurchase or redeem, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Indebtedness; provided that KCMH and any Subsidiary may prepay, repurchase or redeem, defease or otherwise satisfy any Subordinated Indebtedness if (x) immediately before and after such payment, no Default or Event of Default shall have occurred and be continuing and (y) the Debt to Equity Ratio is less than or equal to [**] to 1.00 after giving pro forma effect thereto.   Notwithstanding the foregoing, nothing in this Section 6.02(f) shall prohibit the repayment or prepayment of intercompany Subordinated Indebtedness owed among KCMH and/or its Subsidiaries, in either case unless an Event of Default has occurred and is continuing and KCMH has received a notice from the Administrative Agent instructing it not to make or permit any such repayment or prepayment.

(g)Burdensome Agreements.  It will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability (i) of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its material Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Security Agreement, or (ii) of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, other than (A) this Agreement and the other Loan Documents, (B) any agreements governing Finance Subsidiary Debt and, in the case of clause (i) above only, purchase money Liens (or any permitted refinancing in respect thereof) or Finance Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and in the case of any permitted refinancing of purchase money Indebtedness, no more restrictive than that in the relevant refinanced agreement), (C) any such agreement in effect at the time any Subsidiary becomes a Subsidiary of KCMH, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of KCMH,  (D) any such agreement imposed or required by or otherwise entered into with any applicable Governmental Authority, (E) any agreement in respect of Indebtedness outstanding under Section 6.02(a)(vii) or (viii) and (F) any agreement in respect of Indebtedness permitted to be outstanding under this Agreement, provided such restrictions do not, in the good faith judgment of KCMH, impair in any material respect the ability of the Borrowers hereunder to comply with their payment obligations under the Loan Documents.

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(h)Affiliate Transactions.  It will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than KCMH or any of its Subsidiaries) unless such transaction is (a) otherwise permitted under this Agreement, including the payment and receipt of any dividend permitted pursuant to Section 6.02(e), and (b) upon terms that, in the aggregate, are no less favorable to KCMH or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that nothing in this Section 6.02(h) shall prohibit KCMH or any of its Subsidiaries from providing placement, advisory or other services in the ordinary course of business so long as such services do not include a funding obligation of KCMH or such Subsidiary.

(i)Line of Business.  It will not, nor will it permit any of its Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which KCMH and its Subsidiaries are engaged on the Closing Date or that are reasonably related thereto.

(j)Change in Fiscal Year.  It will not make any change to its fiscal year; provided that KCMH may, upon written notice to the Administrative Agent, change its fiscal year end to any other fiscal year end reasonably acceptable to the Administrative Agent, in which case KCMH and the Administrative Agent will, and are hereby authorized by the other parties hereto to, make any adjustments to this Agreement that are necessary to effect such change.

SECTION 6.03.  Financial Covenant.  So long as any principal of or interest on any Loan or any other amount or obligation under the Loan Documents (other than contingent indemnity obligations not then due) shall remain unpaid or unsatisfied or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder (unless such Letter of Credit has been cash collateralized or otherwise backstopped on terms reasonably satisfactory to the relevant Issuing Lender and the Administrative Agent), KCMH covenants and agree that, unless the Majority Lenders shall otherwise consent in writing, KCMH will not permit the Debt to Equity Ratio on the last day of any fiscal quarter of KCMH to exceed [**] to 1.00.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)any Borrower shall fail to pay when due any principal of any Loan;

(b)any Borrower shall fail for five Business Days or more to pay any interest, fee or L/C Reimbursement Obligation or any other amount (other than principal) payable by such Borrower under any Loan Document when and as the same shall become due and payable;

(c)any representation or warranty made or deemed made by an Obligor in this Agreement, any other Loan Document or in any certificate furnished pursuant to this

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Agreement shall prove to have been untrue in any material respect when made or deemed made;

(d)any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01(b) (with respect to the legal existence of such Borrower), (h)(i), 6.02 (other than those contained in clause (j) of such Section) or 6.03;

(e)any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section) or in any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to KCMH;

(f)any Borrower or any Subsidiary (other than any Finance Subsidiary that is not a Borrower) shall fail to make any payment of principal of or interest on any Material Indebtedness when and as the same shall become due and payable (beyond any period of grace, if any); or any event or condition occurs that results in the acceleration (or, solely with respect to any Material Indebtedness incurred under Section 6.02(a)(iii), permits the holders of such Indebtedness (or a trustee or agent on behalf of such holders) to cause such acceleration) of such Material Indebtedness prior to its scheduled maturity;

(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, winding up, reorganization or other relief in respect of any Borrower or any Material Subsidiary (other than any Finance Subsidiary that is not a Borrower) or its debts, or of a substantial part of its Property, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary (other than any Finance Subsidiary that is not a Borrower) or for a substantial part of its Property, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)any Borrower or any Material Subsidiary (other than any Finance Subsidiary that is not a Borrower) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding up, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary (other than any Finance Subsidiary) or for a substantial part of its Property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)any Borrower or any Material Subsidiary (other than any Finance Subsidiary that is not a Borrower) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)one or more judgments for the payment of money in an aggregate amount in excess of $[**] shall be rendered against KCMH or any Subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of KCMH or any Subsidiary to enforce any such judgment;

(k)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred for which liability has not been fully satisfied, would reasonably be expected to result in a Material Adverse Effect; or

(l)the Guarantee and Security Agreement shall cease to be valid and binding on, or enforceable against, (i) KCMH or (ii) any other Borrower or Guarantor which is a Material Subsidiary (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or any Lender), or KCMH or any such other Borrower or Guarantor shall so assert in writing; or

(m)a Change of Control shall occur;

then the Administrative Agent shall upon the request of the Majority Lenders, by notice to KCMH, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments and thereupon they shall terminate immediately, (ii) terminate any obligation of the Issuing Lender to issue Letters of Credit hereunder, and thereupon such obligations shall terminate, (iii) declare the Loans and all other amounts payable by the Obligors under the Loan Documents to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued and other amounts payable by the Obligors under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and/or (iv) require the Borrowers to jointly and severally provide cash collateral for L/C Reimbursement Obligations and the outstanding undrawn Letters of Credit in an aggregate amount equal to the then aggregate L/C Exposure and thereupon the Borrowers shall forthwith provide such cash collateral on terms and subject to documentation reasonably satisfactory to the relevant Issuing Lenders and the Administrative Agent; and in case of any event applicable to any Borrower described in clause (g) or (h) of this Section, the Commitments and such obligations of the Issuing Lender shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued under the Loan Documents, shall automatically become due and payable, and the Borrowers jointly and severally shall automatically be required to provide such cash collateral, all without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.  Nothing herein shall terminate or otherwise modify the obligations of the Lenders under Section 2.02(d).

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SECTION 7.02.  Investors’ Right to Cure.

(a)Notwithstanding anything to the contrary contained in Section 7.01(d), in the event that KCMH fails to comply with the requirements of the covenant set forth in Section 6.03, until the expiration of the tenth day after the date on which financial statements for the fiscal period in which the covenant set forth in such Section 6.03 is being measured are required to be delivered pursuant to Section 6.01(a), any Person shall have the right to make a direct or indirect equity investment in KCMH in cash (the “Cure Right”), and upon the receipt by such Person of net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to such Person), the covenant set forth in such Section 6.03 shall be recalculated, giving effect to a pro forma increase to Total Equity as of the relevant date of determination in an amount equal to such net cash proceeds.

(b)If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, KCMH shall then be in compliance with the requirements of the covenant set forth in Section 6.03 for the relevant fiscal quarter, KCMH shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 7.01(d) that had occurred shall be deemed cured.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01.  Appointment and Authority.  i)          Each of the Lenders hereby irrevocably appoints MHCB to act on its behalf as the Administrative Agent under and in connection with the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of such provisions.

(a)Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VIII included such Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Issuing Lender.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the obligations of the Obligors under the Loan Documents, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent~~)~~, shall be entitled to the benefits of all provisions of this Article VIII and Article IX as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents~~)~~  as if set forth in full herein with respect thereto.

SECTION 8.02.  Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.  Exculpatory Provisions.

(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)shall not, except as expressly set forth in the Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower or a Lender.

(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.  Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan or issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or such issuance.  The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.  Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers under any Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent and any Issuing Lender may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent and the Issuing Lender, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06.  Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and KCMH.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with KCMH, to appoint a successor, which shall be a nationally recognized bank with an office in New York, New York or an Affiliate of any such bank with an office in New York, New York.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided, that if the Administrative Agent shall notify KCMH and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this subsection.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this subsection).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between KCMH and such successor.  After the retiring Administrative Agent’s resignation, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.07.  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.  No Other Duties; Etc. Anything herein to the contrary notwithstanding, the Lead Arranger and any bookrunner listed on the cover page hereof shall not, in such capacities, have any powers, duties or responsibilities under any of the Loan Documents.

SECTION 8.09.  Intercreditor Agreement Governs. The Administrative Agent, each Lender and each Obligor hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and any other intercreditor agreement entered into pursuant to the terms hereof.  Each Lender hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and each other intercreditor agreement entered into pursuant to the terms hereof (including any amendments or other modifications thereof) and to subject the Liens securing the Obligations to the provisions thereof.

SECTION 8.10.  Collateral Matters; Credit Bidding.

(a)Except with respect to the exercise of setoff rights in accordance with Section 9.03 or with respect to a Secured Creditor’s right to file a proof of claim in an insolvency proceeding, no Secured Creditor shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Creditors in accordance with the terms thereof.

(b)The Secured Creditors hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of any bankruptcy laws, including under Sections 363, 1123 or 1129 of the United States Bankruptcy Code, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law; provided that to the extent the Loans are paid in full in cash, the Commitments are terminated and the Letters of Credit cash collateralized in accordance with the terms hereof, the consent of Majority Lenders shall not be required in connection with any such credit bid.   In connection with any such credit bid and purchase, the Obligations owed to the Secured Creditors shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders and, except as set forth above, with the consent of the Majority Lenders, on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Creditors’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 9.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Creditors, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured

Creditor or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Creditors pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Creditor or any acquisition vehicle to take any further action.  Notwithstanding that the ratable portion of the Obligations of each Secured Creditor are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Creditor shall execute such documents and provide such information regarding the Secured Creditor (and/or any designee of the Secured Creditor which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.  Amendments, Etc.

(a)No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by a Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly and adversely affected thereby, do any of the following:  (i) subject such Lender to any additional obligations including, without limitation, any extension of the expiry date of the Commitment of such Lender or increase the Commitment of such Lender, (ii) reduce the principal of, or rate of interest on, any Loan, L/C Reimbursement Obligation or any fees or other amounts payable hereunder, (iii) postpone any date for payment of principal of, or interest on, any Loan, L/C Reimbursement Obligation or any fees or other amounts payable hereunder when due (other than fees or other amounts payable for the sole account of an Issuing Lender), or (iv) modify any of the provisions of the Loan Documents relating to pro rata payments; and provided further, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (A) amend Section 3.07(a) or (b), or this Section 9.01, or (B) release all or substantially all of the Collateral or all or substantially all of the value of the Guarantees provided by the Guarantors; and provided further, that (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the Issuing Lenders in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or, as the case may be, the Issuing Lenders under any Loan Document and (y) if the Administrative Agent and KCMH shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and KCMH shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Majority Lenders within five Business Days after notice thereof. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

(b)This Agreement, the other Loan Documents and the other agreements provided for herein constitute the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof.

SECTION 9.02.  Notices, KCMH as Administrative Borrower, Etc.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsections (b) and (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and all notices and other communications expressly permitted hereunder to given by telephone shall be made to the applicable telephone number, in each case, as follows:

(i)if to any Borrower or any Guarantor:

c/o KKR Capital Markets Holdings L.P.
30 Hudson Yards, Suite 7500
New York, New York 10001
Attention: John Knox – Financial Controller; Jeff Schwartz - Counsel
Telephone:  212-750-8300
Facsimile:  212-750-0003
Electronic Mail:  john.knox@kkr.com

(ii)if to the Administrative Agent:

Mizuho Bank, Ltd.
New York Branch
1271 Avenue of the Americas
New York, New York 10020
Attention:  ~~Paulo Ferreira~~Sean Pattap
Telephone:  ~~212-282-4390~~
~~Facsimile:  212-282-9705~~212-282-4098
Electronic Mail:  ~~paulo.ferreira~~sean.pattap@mizuho~~cb~~grou~~s~~p.com

(iii)if to the Issuing Lender:

Mizuho Bank, Ltd.
New York Branch
1271 Avenue of the Americas
New York, New York 10020
Attention:  ~~Paulo Ferreira~~Sean Pattap
Telephone:  ~~212-282-4390~~
~~Facsimile:  212-282-9705~~212-282-4098
Electronic Mail:  ~~paulo.ferreira~~sean.pattap@mizuho~~cb~~grou~~s~~p.com

(iv)if to a Lender, to it at its address (or telecopier number, electronic mail address or telephone number) set forth in its Administrative Questionnaire;

provided, that any party may change its address, telecopier number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties.  Except as provided in clause (d) below, notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices and communications to the Administrative Agent pursuant to Article II or Article VII shall not be effective until received by the Administrative Agent.  Notices delivered through electronic communications to the extent provided in clause (b)  below, shall be effective as provided in said clause (b).

(b)Notices and other communications to any Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Each Borrower further agrees that the Administrative Agent may make communications to Lenders available to the Lenders by posting the communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).  THE

PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF SUCH OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)The Administrative Agent agrees that the receipt of the communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the communications have been posted to the Platform shall constitute effective delivery of the communications to such Lender for purposes of the Loan Documents.  Each Lender agrees (i) to provide to the Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, one or more e-mail addresses to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address or addresses.

(e)Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(f)The Borrowers each hereby irrevocably appoint KCMH as the administrative borrower with respect to this Agreement and the other Loan Documents, and all notices, demands and interactions with KCMH are hereby authorized by the other Borrowers, and shall be conclusive and binding on the other Borrowers, who duly and irrevocably authorize KCMH to act on their behalf for all purposes under this Agreement and the other Loan Documents, and the Administrative Agent and the Lenders may conclusively rely on all notices, directions, and other interactions with KCMH without consulting in any manner with the other Borrowers.

SECTION 9.03.  No Waiver; Remedies; Setoff.

(a)No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b)If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of such now or hereafter existing under this Agreement or any other Loan Document to such Lender irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.  Each Lender agrees to notify KCMH and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.04.  Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Borrowers jointly and severally shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, the Lead Arranger and their respective Affiliates (including the reasonable fees, charges and disbursements of one counsel (together with one local counsel in each relevant jurisdiction)), in connection with the syndication of the facility contemplated hereby, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof, (ii) all out‑of‑pocket expenses incurred by the Administrative Agent and the Lenders (including the fees, charges and disbursements of one counsel (together with one local counsel in each relevant jurisdiction) and, after notice to KCMH, of more than one such counsel to the extent the Administrative Agent or any Lender reasonably determines that there is an actual conflict of interest requiring the employment of separate counsel) in connection with the enforcement (including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof) or, during the continuance of an Event of Default, protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section and (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

(b)Indemnification by the Borrower.  The Borrowers jointly and severally hereby indemnify the Administrative Agent, the Lead Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel for the Indemnitees (together with one local counsel in each relevant jurisdiction) and, after notice to KCMH, of more than one such counsel to the extent any Indemnitee reasonably determines that there is an actual conflict of interest requiring the employment of separate counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Obligor and regardless of whether any Indemnitee is a party thereto, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent, the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or the Issuing Lender in connection with such capacity.

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, each party hereto agrees that it will not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any Letter of Credit or the use of proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)Payments.  All amounts due under this Section shall be payable not later than 15 Business Days after demand therefor.

SECTION 9.05.  Binding Effect, Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and permitted assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders.

SECTION 9.06.  Assignments and Participations.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest in accordance with clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that

(i)except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, unless each of the

Administrative Agent and, unless an Event of Default has occurred and is continuing, KCMH otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(iv)no assignment shall be made to a natural person.

Subject to notice to KCMH and acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the Assignment Date specified in each Assignment and Assumption (an “Assignment Date”), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.09, 3.11, 3.12 and 9.04 with respect to facts and circumstances occurring prior to such Assignment Date.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address specified in Section 9.02 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any of any of KCMH’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i)

such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso of Section 9.01 that affects such Participant.  Subject to clause (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits and obligations of Sections 3.09, 3.11, and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.06.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.13(b) with respect to any Participant.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 3.09, 3.11 and 3.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(f)Certain Pledges.  Any Lender, without the consent of any Borrower or the Administrative Agent may at any time grant security interest in all or any portion of its rights under this Agreement or any Note to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder.

(g)Resignation as Issuing Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time MHCB assigns all of its Commitment and Loans pursuant to Section 9.06(b), MHCB may, upon 30 days’ notice to KCMH and the Lenders, resign as Issuing Lender.  In the event of any such resignation as Issuing Lender, KCMH shall be entitled to appoint, from among the Lenders, a successor Issuing Lender hereunder; provided, however, that no failure by KCMH to appoint any such successor shall affect the resignation of

MHCB as Issuing Lender.  If MHCB resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all L/C Exposure with respect thereto.  Upon the appointment of a successor Issuing Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to MHCB to effectively assume the obligations of MHCB with respect to such Letters of Credit.

SECTION 9.07.  GOVERNING LAW; JURISDICTION; ETC.

(a)GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  EACH BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) ABOVE.  EACH BORROWER  IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, AT ITS ADDRESS SET FORTH IN SECTION 9.02, OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED IN WRITING BY KCMH.

SECTION 9.08.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09.  Counterparts; Effectiveness; Execution.

(a)Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution of Loan Documents or any Assignments.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any other Loan Documents or any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.10.  Survival.  The provisions of Sections 3.09, 3.11 and 3.12 and Article VIII and Section 9.04 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.11.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12.  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be subject to customary confidentiality obligations of professional practice or will agree (which agreement may be oral or pursuant to company policy) to be bound by the terms of this Section 9.12 (or language substantially similar to this Section 9.12)), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any Self Regulatory Organization), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any action or proceeding relating to the Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of KCMH or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than KCMH or its Subsidiary.

For purposes of this Section, “Information” means all information received from KCMH or any of its Subsidiaries relating to KCMH or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by KCMH or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.  No Fiduciary Relationship.  In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s length commercial transaction between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent and the Lead Arranger, on the other hand, and each Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents

(including any amendment, waiver or other modification thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Lead Arranger, each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower or any of its Affiliates, equity holders, creditors or employees or any other Person; (c) neither the Administrative Agent nor the Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Lead Arranger has advised or is currently advising any Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor the Lead Arranger has any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent nor the Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Lead Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers have consulted their own legal, accounting, regulator and tax advisors to the extent it has deemed appropriate.  Each Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.14.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.15.  USA PATRIOT Act.  Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.

SECTION 9.16.  Judgment Currency.  This is an international loan transaction in which the specification of Dollars or an Alternate Currency, as the case may be (the “Specified Currency”), and any payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to amounts denominated in such Specified Currency.  The payment obligations of the Borrowers under this Agreement and the other Loan Documents shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the

Specified Currency into another currency (the “Second Currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered.  The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be due hereunder or under the Notes in the Second Currency to the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrowers hereby, as a separate obligation and notwithstanding any such judgment, jointly and severally agree to indemnify the Administrative Agent or such Lender, as the case may be, against, and to pay the Administrative Agent or such Lender, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Administrative Agent or such Lender, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

SECTION 9.17.  European Monetary Union.  ii)  Definitions.  In this Section 9.17 and in each other provision of this Agreement to which reference is made in this Section 9.17 (whether expressly or impliedly), the following terms have the following respective meanings:

“EMU” shall mean economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” shall mean legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency, being in part the implementation of the third stage of EMU.

“Euro” shall mean the single currency of Participating Member States of the European Union, which shall be a Currency under this Agreement.

“Euro Unit” shall mean a currency unit of the Euro.

“National Currency Unit” shall mean a unit of any Currency (other than a Euro Unit) of a Participating Member State.

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Target Operating Day” shall mean any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year’s Day or (c) any other day on which the Trans-European Real-time Gross Settlement Express Transfer system (or any successor settlement system) is not operating (as determined by the Administrative Agent).

“Treaty on European Union” shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

(a)Alternative Currencies.  If and to the extent that any EMU Legislation provides that an amount denominated either in the Euro or in the National Currency Unit of a Participating Member State and payable within the Participating Member State by crediting an account of the creditor can be paid by the debtor either in the Euro Unit or in that National Currency Unit, any party to this Agreement shall be entitled to pay such amount either in the Euro Unit or in such National Currency Unit.

(b)Payments by the Administrative Agent Generally.  With respect to the payment of any amount denominated in the Euro or in a National Currency Unit, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro Unit or, as the case may be, in a National Currency Unit) to the account of any Borrower or any Lender, as the case may be, in the Principal Financial Center in the Participating Member State which the Borrower or, as the case may be, such Lender shall have specified for such purpose.  In this paragraph (c), “all relevant steps” shall mean all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time reasonably determine for the purpose of clearing or settling payments of the Euro.

(c)~~Determination of Eurocurrency Rate.  For the purposes of determining the date on which the applicable rate for Eurocurrency Loans, as the case may be, is determined under this Agreement for any Loan denominated in the Euro (or any National Currency Unit) for any Interest Period therefor, references in this Agreement to London Banking Days shall be deemed to be references to Target Operating Days.  In addition, if the Administrative Agent determines that there is no Eurocurrency Rate displayed on the Screen Page for deposits denominated in the National Currency Unit in which any Loans are denominated, the Eurocurrency Rate for such Loans shall be based upon the rate displayed on the applicable Screen Page for the offering of deposits denominated in Euro Units.~~[Reserved].

(d)Rounding.  Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU Legislation, each reference in this Agreement to a minimum amount (or a multiple thereof) in a National Currency Unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or a multiple thereof) in the Euro Unit as the Administrative Agent may from time to time specify.

(e)Other Consequential Changes.  Without prejudice to the respective liabilities of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement, except as expressly provided in this Section 9.17, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

SECTION 9.18.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down   and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19.  Existing Letters of Credit and Existing Loans.  The parties to this Agreement agree that, on the Closing Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation.  Existing Loans, Existing Letters of Credit and Obligations incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans, Letters of Credit and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents.  Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby on the Closing Date, all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents.

[Signature Pages Follow]